Exhibit (4)(c)





                                CREDIT AGREEMENT


                                  by and among

                                 SUDBURY, INC.

                                      and

                              NATIONAL CITY BANK,

                        STAR BANK, NATIONAL ASSOCIATION

                                      and

                          NATIONAL CITY BANK, as Agent


                                  May 30, 1995
                                      --

                        $40,000,000 Revolving Commitment

                               Table of Contents

1. CROSS-REFERENCE .....................................................  1
2A.  REVOLVING COMMITMENT ..............................................  1
      2A.01 AMOUNT .....................................................  1
      2A.02 TERM .......................................................  1
      2A.03 OPTIONAL AND MANDATORY REDUCTIONS ..........................  1
      2A.04 COMMITMENT FEE .............................................  2
      2A.05 EXTENSION OF REVOLVING COMMITMENT ..........................  3
      2A.06 MONITORING FEE .............................................  3
      2A.07 ANNUAL FACILITY FEE ........................................  3
      2A.08 TERM OUT OPTION ............................................  3
2B.  REVOLVING LOANS ...................................................  4
      2B.01 REVOLVING NOTE .............................................  5
      2B.02 CREDIT REQUESTS ............................................  5
      2B.03 CONDITION: NO DEFAULT ......................................  5
      2B.04 CONDITION: PURPOSE .........................................  6
      2B.05 LOAN MIX ...................................................  6
      2B.06 AMOUNTS ....................................................  6
      2B.07 LIBOR CONTRACT PERIODS .....................................  7
      2B.08 MATURITIES .................................................  7
      2B.09 ROLLOVER ...................................................  8
      2B.10 INTEREST: PR LOANS .........................................  8
      2B.11 INTEREST: LIBOR LOANS ......................................  8
      2B.12 PREPAYMENTS ................................................  9
      2B.13 DISBURSEMENT ............................................... 10
      2B.14 BORROWING BASE ............................................. 10
      2B.15 BORROWING BASE MAINTENANCE ................................. 11
      2B.16 LIBOR LOANS: UNAVAILABILITY ................................ 11
      2B.17 LIBOR LOANS: ILLEGALITY .................................... 12
      2B.18 SUBJECT LOAN BACK-UP ....................................... 12
      2B.19 UNCONDITIONAL OBLIGATION ................................... 12
2C.  LETTERS OF CREDIT ................................................. 13
      2C.01 RATABLE PARTICIPATION ...................................... 13
      2C.02 MAXIMUM .................................................... 13
      2C.03 TERM ....................................................... 13
      2C.04 CREDIT REQUESTS ............................................ 14
      2C.05 FORM ....................................................... 14
      2C.06 COMMISSION ................................................. 14
      2C.07 REIMBURSEMENT .............................................. 14
3A.  INFORMATION ....................................................... 14

      3A.01 FINANCIAL STATEMENTS ......................................  14
      3A.02 NOTICE ....................................................  17
3B. GENERAL FINANCIAL STANDARDS .......................................  17
      3B.01 TANGIBLE NET WORTH ........................................  18
      3B.02 LEVERAGE RATIO ............................................  18
      3B.03 PRETAX INTEREST COVERAGE ..................................  18
      3B.04 FIXED CHARGE RATIO ........................................  18
3C. AFFIRMATIVE COVENANTS .............................................  19
      3C.01 TAXES .....................................................  19
      3C.02 FINANCIAL RECORDS .........................................  19
      3C.03 VISITATION ................................................  20
      3C.04 INSURANCE .................................................  20
      3C.05 CORPORATE EXISTENCE .......................................  20
      3C.06 COMPLIANCE WITH LAW .......................................  20
      3C.07 PROPERTIES ................................................  21
      3C.08 MORTGAGES ON REAL ESTATE ..................................  21
      3C.09 INTERCOMPANY LOANS ........................................  21
3D. NEGATIVE COVENANTS ................................................  22
      3D.01 EQUITY TRANSACTIONS .......................................  22
      3D.02 CREDIT EXTENSIONS .........................................  23
      3D.03 BORROWINGS ................................................  25
      3D.04 LIENS, LEASES .............................................  25
      3D.05 FIXED ASSETS ..............................................  27
      3D.06 DIVIDENDS .................................................  27
      3D.07 SUBORDINATED NOTES ........................................  27
4A. CLOSING ...........................................................  27
      4A.01 REVOLVING NOTES ...........................................  27
      4A.02 RESOLUTIONS/INCUMBENCY ....................................  27
      4A.03 LEGAL OPINION .............................................  27
      4A.04 FINANCIAL STATEMENTS ......................................  28
      4A.05 SECURITY AGREEMENTS .......................................  28
      4A.06 GUARANTY ..................................................  28
      4A.07 DOCUMENTATION FEE .........................................  28
      4A.08 LIEN WAIVERS ..............................................  28
      4A.09 OTHER DOCUMENTS ...........................................  28
      4A.10 EXISTING LOAN PAYOFF ......................................  29
      4A.11 NO MATERIAL ADVERSE CHANGE ................................  29
4B. REPRESENTATIONS/WARRANTIES ........................................  29
      4B.01 EXISTENCE .................................................  29
      4B.02 GOVERNMENTAL RESTRICTIONS .................................  29
      4B.03 CORPORATE AUTHORITY .......................................  29

      4B.04 LITIGATION ................................................  30
      4B.05 TAXES .....................................................  30
      4B.06 TITLE .....................................................  30
      4B.07 LAWFUL OPERATIONS .........................................  30
      4B.08 INSURANCE .................................................  31
      4B.09 FINANCIAL STATEMENTS ......................................  31
      4B.10 INDEBTEDNESS ..............................................  31
      4B.11 DEFAULTS ..................................................  31
      4B.12 FULL DISCLOSURE ...........................................  31
5A. EVENTS OF DEFAULT .................................................  32
      5A.01 PAYMENTS ..................................................  32
      5A.02 WARRANTIES ................................................  32
      5A.03 COVENANTS WITHOUT GRACE ...................................  32
      5A.04 COVENANTS WITH GRACE ......................................  32
      5A.05 CROSS-DEFAULT .............................................  32
      5A.06 BORROWER'S SOLVENCY .......................................  33
      5A.07 COMPANIES' SOLVENCY .......................................  33
      5A.08 MATERIAL ADVERSE CHANGE ...................................  33
5B. EFFECTS OF DEFAULT ................................................  33
      5B.01 OPTIONAL DEFAULTS .........................................  33
      5B.02 AUTOMATIC DEFAULTS ........................................  34
      5B.03 OFFSETS ...................................................  34
      5B.04 SUBJECT LCs ...............................................  34
      5B.05 EQUALIZATION ..............................................  35
6A. INDEMNITY: STAMP TAXES ............................................  35
6B. INDEMNITY: GOVERNMENTAL COSTS/LIBOR-RATE LOANS ....................  35
6C. INDEMNITY: FUNDING COSTS ..........................................  36
6D. CREDIT REQUESTS ...................................................  36
6E. INDEMNITY: UNFRIENDLY TAKEOVERS ...................................  36
6F. INDEMNITY: GOVERNMENTAL COSTS/SUBJECT LCs .........................  36
6G. INDEMNITY: MISCELLANEOUS COSTS/SUBJECT LCs ........................  36
6H. INDEMNITY: CAPITAL REQUIREMENTS ...................................  37
6I. INDEMNITY: COLLECTION COSTS .......................................  37
6J. CERTIFICATE FOR INDEMNIFICATION ...................................  37
7A. BANK'S PURPOSE ....................................................  37
7B. NCB-AGENT .........................................................  37
       7B.01 NATURE OF APPOINTMENT ....................................  38
       7B.02 NCB AS A BANK; OTHER TRANSACTIONS ........................  38
       7B.03 INSTRUCTION FROM BANKS ...................................  38
       7B.04 BANKS' DILIGENCE .........................................  38
       7B.05 NO IMPLIED REPRESENTATIONS ...............................  38

       7B.06 SUB-AGENTS ...............................................  39
       7B.07 NCB-AGENT'S DILIGENCE ....................................  39
       7B.08 NOTICE OF DEFAULT ........................................  39
       7B.09 NCB-AGENT'S LIABILITY ....................................  39
       7B.10 COMPENSATION .............................................  39
       7B.11 DISBURSEMENTS ............................................  39
       7B.12 NCB-AGENT'S INDEMNITY ....................................  40
       7B.13 RESIGNATION ..............................................  40
     7C. TRANSFER OF SUBJECT LOANS ....................................  40
       7C.01 PRIOR CONSENT ............................................  41
       7C.02 AGREEMENT ................................................  41
       7C.03 NOTE .....................................................  41
       7C.04 PARTIES ..................................................  41
     8. INTERPRETATION ................................................  41
       8.01  WAIVERS ..................................................  41
       8.02  CUMULATIVE PROVISIONS ....................................  41
       8.03  BINDING EFFECT ...........................................  42
       8.04  SURVIVAL OF PROVISIONS ...................................  42
       8.05  IMMEDIATE U.S. FUNDS .....................................  42
       8.06  CAPTIONS .................................................  42
       8.07  SUBSECTIONS ..............................................  42
       8.08  ILLEGALITY ...............................................  42
       8.09  OHIO LAW .................................................  42
       8.10  INTEREST/FEE COMPUTATIONS ................................  42
       8.11  NOTICE ...................................................  43
       8.12  ACCOUNTING TERMS .........................................  43
       8.13  ENTIRE AGREEMENT .........................................  43
       8.14  WAIVER OF JURY TRIAL .....................................  43
       8.15  LATE CHARGE; APPLICATION OF PAYMENTS .....................  43
       8.16  EXPENSES .................................................  44
       8.17  JURISDICTION AND VENUE ...................................  44
       8.18  AMBIGUITIES ..............................................  44
       8.19  OTHER WAIVERS AND ACKNOWLEDGMENT .........................  44
     9. DEFINITIONS ...................................................  45
       Account Debtor .................................................  45
       Account Officer ................................................  45
       Accumulated Funding Deficiency .................................  45
       Advantage ......................................................  45
       Affiliate ......................................................  45
       Agreement ......................................................  45
       Availability ...................................................  46

Bank ............................................................  46
Banking Day .....................................................  46
Borrower ........................................................  46
Borrowing Base ..................................................  46
Borrowing Base Report ...........................................  46
Company .........................................................  46
Conversion Date .................................................  46
Credit Request ..................................................  46
Debt ............................................................  46
Default Under ERISA .............................................  47
Default Under This Agreement ....................................  47
Distribution ....................................................  47
Eligible Inventory ..............................................  47
Eligible Receivables ............................................  47
Environmental Law ...............................................  50
ERISA ...........................................................  50
Event of Default ................................................  50
Existing Revolving Facility .....................................  50
Expiration Date .................................................  51
Federal Funds Rate ..............................................  51
Fixed Charge Ratio ..............................................  51
Funded Indebtedness .............................................  51
GAAP ............................................................  51
Guarantor .......................................................  51
Initial Funding Date ............................................  51
Insider .........................................................  52
Insolvency Action ...............................................  52
Inventory .......................................................  52
Leverage Ratio ..................................................  52
LIBOR Contract Period ...........................................  52
LIBOR Loan ......................................................  52
LIBOR Pre-Margin Rate ...........................................  52
Margin ..........................................................  52
Maturity ........................................................  53
Most Recent 4A.04 Financial Statements ..........................  53
NCB .............................................................  53
Net Amount of Eligible Receivables ..............................  53
Net Income ......................................................  53
Noteholders .....................................................  53
PBGC ............................................................  53
Pension Plan ....................................................  53

     Person ..........................................................  53
     PR Loan .........................................................  53
     Prime Rate ......................................................  53
     Proforma Covenant Compliance ....................................  53
     Progress Billings ...............................................  53
     Projections .....................................................  54
     Ratable and Ratably .............................................  54
     Receivable ......................................................  54
     Related Writing .................................................  54
     Reportable Event ................................................  54
     Repricing Event .................................................  54
     Revolving Commitment ............................................  54
     Revolving Loan ..................................................  54
     Revolving Note ..................................................  54
     Sardas Shares ...................................................  54
     Series ..........................................................  55
     Subject Indebtedness ............................................  55
     Subject LC ......................................................  55
     Subject Loan ....................................................  55
     Subordinated ....................................................  55
     Subsidiary ......................................................  55
     Supplemental Schedule ...........................................  55
     Tangible Net Worth ..............................................  55
     Term Out Option .................................................  55
     Term Maturity Date ..............................................  55
     Total Liabilities ...............................................  56
plurals ..............................................................  56
10. EXECUTION ........................................................  56
Signatures and Addresses .............................................  57
EXHIBIT A: Supplemental Schedule (4B.)
EXHIBIT B: Revolving Note (2B.01; 4A.01)
EXHIBIT C: [Intentionally omitted]
EXHIBIT D: Extension Agreement (2A.06)
EXHIBIT E: Credit Request (2B.02)
EXHIBIT F: List of Subsidiaries (4B.01)

                                CREDIT AGREEMENT
                                ----------------


This Credit Agreement (this "Agreement") is made as of May 30, 1995 by and among SUDBURY, INC. ("Borrower") and the Banks named in subsection 2A.01 below (the "Banks") and NATIONAL CITY BANK as agent (in that capacity, "NCB-Agent") of the Banks for the purposes of this Agreement and the Related Writings:

1. CROSS-REFERENCE -- Certain capitalized terms and phrases used but not otherwise defined in the body hereof are defined in section 9 below.

2A. REVOLVING COMMITMENT -- The basic terms of the Revolving Commitments and the compensation therefor are as follows:

       2A.01 AMOUNT -- The aggregate amount of the Revolving Commitments shall be Forty Million and 00/100 Dollars ($40,000,000), but said amount may be Ratably reduced from time to time pursuant to subsection 2A.03 and the Revolving Commitments may be terminated pursuant to section 5B. The amount of each Bank's maximum Revolving Commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the Revolving Commitments, is set forth opposite the Bank's name below, to-wit:

             $20,000,000                 50%              National City Bank
             $20.000.000                 50%              Star Bank, National Association
             -----------                ----              -------------------------------
             $40,000,000                100%              Total

       2A.02 TERM -- Each Revolving Commitment shall become effective as of the date of this Agreement and shall remain in effect on a revolving basis until May 30, 1998 (the "Expiration Date") EXCEPT that a later Expiration Date may be established from time to time pursuant to subsection 2A.05 and EXCEPT that the Revolving Commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

       2A.03 OPTIONAL AND MANDATORY REDUCTIONS -- Borrower shall have the right, at all times and without the payment of a premium, to permanently and Ratably reduce the Revolving Commitments in whole or in part by giving NCB-Agent irrevocable notice (to be given not later than 12:00 noon of the Banking Day next preceding the effective date of the reduction and either to be given in writing or to be promptly confirmed in writing) of the aggregate amount by which the Revolving Commitments are to be reduced and the effective date thereof subject, however, to the following:

             (a) Subject to section 2A.03(c) below, no such reduction shall reduce any Bank's Revolving Commitment to a lesser amount than the sum of

                   (1) the aggregate unpaid principal balance of that Bank's Revolving Loans outstanding at that time plus

            (2) the aggregate unpaid principal balance of any of that Bank's LIBOR Loans to be obtained pursuant to any unfulfilled Credit Request under subsection 2B.02 plus

            (3) that Bank's Ratable share of the aggregate undrawn balance of the Subject LCs and any unreimbursed drawings pursuant to the Subject LCs plus

            (4) that Bank's Ratable share of any Subject LCs to be issued pursuant to any unfilled Credit Request under subsection 2C.04.

       (b) Each such reduction of the Revolving Commitments shall aggregate One Million and 00/100 Dollars ($1,000,000) or any multiple thereof.

       (c) Concurrently with each reduction Borrower shall make a principal payment on each Bank's Revolving Loans then outstanding in a principal amount equal to the excess, if any, of (1) the amount of the aggregate unpaid principal balance of that Bank's Revolving Loans plus that Bank's Ratable share of the aggregate undrawn balance of the Subject Lcs and any unreimbursed drawings pursuant to the Subject LCs over (2) that Bank's Revolving Commitment as so reduced. Subsection 2B.12 and section 6C shall apply to each such prepayment. In addition, Borrower shall pay to NCB-Agent, for the account of the Banks, on the date of such reduction, the commitment fees under section 2A.04, on the amount of the portion of the Revolving Commitments so reduced, accrued through the date of such reduction.

In addition to the optional reductions in the Revolving Commitments discussed above, it is acknowledged and agreed that the Revolving Commitments shall be automatically and permanently reduced on the Conversion Date by the full amount of the Revolving Loans converted by Borrower upon any exercise by Borrower of its Term Out Option. Concurrently with any such reduction, Borrower shall make a principal payment on each Bank's Revolving Loans then outstanding in a principal amount equal to the excess, if any, of the amount of the aggregate unpaid balance of that Bank's Revolving Loans over that Bank's Revolving Commitment as so reduced.

NCB-Agent shall promptly notify each Bank of the amount and type of its Revolving Commitment being reduced and the effective date thereof.

2A.04 COMMITMENT FEE -- Each Bank shall, so long as its Revolving Commitment remains in effect, earn a commitment fee

       (a) based on the average daily difference between the amount of that Bank's Revolving Commitment from time to time in effect and the aggregate unpaid principal balance of that Bank's Revolving Loans plus its Ratable share of the Subject LCs then outstanding,

       (b) computed at the rate of one-quarter of one percent (1/4%) per annum and

       (c) payable in arrears by Borrower to NCB-Agent for the account of the Banks on August 31, 1995 and quarter-annually thereafter on the last day of each quarter and on the Expiration Date.

2A.05 EXTENSION OF REVOLVING COMMITMENT -- Whenever Borrower furnishes its audited financial statements to Banks pursuant to clause (b) of subsection 3A.01, commencing with the fiscal year ending May 31, 1996, Borrower may request that the Revolving Commitments be extended one year to the May 30 next following the Expiration Date then in effect. Each such request shall be executed and delivered to each Bank in triplicate and shall be in the form of Exhibit D with all blanks appropriately filled. Banks agree to give consideration to each such request; but in no event shall any Bank be committed to extend its Revolving Commitment, nor shall any Bank's Revolving Commitment be so extended, unless and until every Bank has executed and delivered the form of assent in Exhibit D.

2A.06 MONITORING FEE -- Borrower agrees to pay to each Bank the actual costs of any field audits plus other related monitoring costs incurred by such Bank, all as reasonably determined by such Bank, within five (5) days written notice of the same.

2A.07 ANNUAL FACILITY FEE -- Each Bank shall, so long as its Revolving Commitment remains in effect, earn a facility fee

       (a) based on the amount of that Bank's Revolving Commitment from time to time in effect,

       (b) computed at the rate of one-tenth of one percent (1/10%) per annum and

       (c) payable by Borrower to NCB-Agent for the account of the Banks on an annual basis in advance commencing one (1) year from the date hereof.

2A.08 TERM OUT OPTION -- At any time prior to the Expiration Date and provided no Default Under This Agreement then exists, Borrower shall have the right and option (the "Term Out Option") to Ratably convert up to Fifteen Million and 00/100 Dollars ($15,000,000) of the aggregate Revolving Commitments to a Series of term loans pursuant to the following terms:

       (a) If Borrower desires to exercise such option, it shall provide Banks and NCB- Agent with not less than ten (10) days nor more than thirty (30) days prior written notice of the same, which notice must specify the amount of the aggregate Revolving Commitments which Borrower desires to convert and the date of conversion (the "Conversion Date").

            (b) From the Conversion Date through the earliest of four (4) years after the Conversion Date, five (5) years after the date of this Agreement or the acceleration of the Subject Indebtedness pursuant to subsection 5B.01 or 5B.02 hereof (such earliest date being the "Term Maturity Date"), Borrower shall pay to NCB-Agent for the benefit of the Banks consecutive monthly installments of principal and interest commencing on the first (1st) day of the month following the Conversion Date and continuing on the first (1st) day of each month thereafter until the Term Maturity Date. The amount of each installment shall be equal to one-forty-eighth (1/48th) of the amount of the Revolving Commitments converted plus accrued interest through the date of such installment. It is acknowledged and agreed that the term of any such Series of term loans shall in no event extend past the Term Maturity Date, at which time the final such installment shall be due in an amount equal to all remaining unpaid principal together with all accrued and unpaid interest on such Series of term loans.

            (c) The interest rate applicable to any Series of term loans shall, prior to the Term Maturity Date, be equal to the interest rate applicable to the converted Revolving Loans on the Conversion Date plus one-quarter of one percent (1/4%) per annum and, after the Term Maturity Date, be equal to the interest rate applicable to the converted Revolving Loan on the Conversion Date plus two and one quarter percent (2 1/4%) per annum. Each change in the Prime Rate shall automatically and immediately change the rate thereafter applicable to the term loans; PROVIDED, that in no event shall the rate applicable to the term loans at any time after the Term Maturity Date be less than the rate applicable thereto immediately after the Term Maturity Date regardless of future reductions in the Prime Rate.

            (d) If an amount in excess of Ten Million and 00/100 Dollars ($10,000,000) is desired to be termed out by Borrower, Banks may require machinery and equipment appraisals reasonably satisfactory to Banks as a condition to Borrower exercising its Term Out Option.

            (e) Borrower agrees to execute all such further documents, instruments and agreements requested by Banks or NCB-Agent in order to more fully document the arrangement contemplated by the Term Out Option and containing such terms and provisions consistent herewith as they may require.

2B. REVOLVING LOANS -- Each Bank (for itself only and not for the others) agrees that so long as its Revolving Commitment remains in effect it will, subject to the conditions of, and in reliance upon the representations and warranties set forth in, this Agreement, grant Borrower its Ratable share of such Revolving Loans as Borrower may from time to time request. In no event shall any

Bank be responsible for any failure of any other Bank to make any Subject Loan required to be made by such other Bank.

       2B.01 REVOLVING NOTE -- Each Bank's Revolving Loans shall be evidenced at all times by a Revolving Note executed and delivered by Borrower, payable to the order of that Bank in a principal amount equal to the dollar amount of that Bank's Revolving Commitment as in effect at the execution and delivery of the Revolving Note and being in the form and substance of EXHIBIT B with the blanks appropriately filled.

             (a) Whenever Borrower shall obtain a Series of Revolving Loans, each Bank shall endorse an appropriate entry on the Revolving Note or make an appropriate entry in a loan account in that Bank's books and records, or both. Each entry, absent manifest error, shall be prima facie evidence of the data entered; but such entries (or any Bank's failure to make such entries) shall not be a condition to or limit or otherwise affect Borrower's or any of the other Companies' obligation to pay.

             (b) No holder of any Revolving Note shall transfer a Revolving Note, or seek a judgment or file a proof of claim based on a Revolving Note, without in each case first endorsing the Revolving Note to reflect the true amount owing thereon.

       2B.02 CREDIT REQUESTS -- Whenever Borrower desires to obtain a Series of Revolving Loans, Borrower shall give NCB-Agent an appropriate notice (a "Credit Request") which shall be irrevocable and shall be in the form of EXHIBIT E (or in other form and detail reasonably satisfactory to NCB-Agent) with the blanks appropriately filled. NCB-Agent shall give each Bank immediate notice of each Credit Request. Borrower may make its request by telephone PROVIDED it promptly confirms the request by a written request as aforesaid. Borrower hereby agrees to assume the risk of a misunderstanding in the case of any telephone request. Except in the case of Revolving Loans obtained at the execution and delivery of this Agreement, the Credit Request is to be given not later than 12:00 noon of the Banking Day on which the loan proceeds are to be disbursed EXCEPT in the case of LIBOR Loans, in which latter case the Credit Request shall be given not later than 12:00 noon of the third (3rd) Banking Day prior to the day the proceeds are to be disbursed. Each Credit Request shall specify (a) the date of the proposed Revolving Loan (which shall be a Banking Day), (b) the aggregate amount of the requested Revolving Loans, (c) whether such request is for PR Loans or LIBOR Loans, and (d) if such request is for a LIBOR Loan, the initial LIBOR Contract Period with respect thereto. If no election as to the type of Revolving Loan is specified in any such Credit Request, then the request shall be deemed to be for PR Loans. If no LIBOR Contract Period with respect to a request for LIBOR Loans is specified in any such Credit Request, then Borrower shall be deemed to have selected a LIBOR Contract Period of one (1) month's duration.

       2B.03 CONDITION: NO DEFAULT -- Borrower shall not be entitled to obtain any Revolving Loan or Subject LC if

       (a) any Default Under This Agreement shall then exist or would thereupon begin to exist or

       (b) any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) or 4B.10 or 4B.12 shall have ceased to be true and complete in any material respect except for such changes, if any, as shall have been fully disclosed in the applicable Credit Request and as may be waived by Banks in the reasonable exercise of their discretion, or

       (c) there shall have occurred any material adverse change in Borrower's financial condition, properties or business since the date of Borrower's Most Recent 4A.04 Financial Statements, or

       (d) if, immediately before or after giving effect to such Revolving Loan or issuance of a Subject LC, Availability is less than zero.

Each Credit Request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower to NCB-Agent for the benefit of the Banks that Borrower is entitled to make the Credit Request.

2B.04 CONDITION: PURPOSE -- Borrower shall not use the proceeds of any Revolving Loan in any manner that would violate or be inconsistent with Regulation U or X of the Board of Governors of the Federal Reserve System; nor will it use any such proceeds for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is publicly opposed by such corporation's or business entity's management, or if Bank deems that its participation in the financing would involve it in a conflict of interest.

2B.05 LOAN MIX -- The Revolving Loans at any one time outstanding may consist of PR Loans or LIBOR Loans or any combination thereof as Borrower may from time to time duly elect; provided, that any given Series of Revolving Loans shall at all times consist only of PR Loans or only of LIBOR Loans and, in the case of LIBOR Loans, shall have identical LIBOR Contract Periods.

2B.06 AMOUNTS -- Each borrowing shall be a Series of Revolving Loans, one by each Bank, which shall be divided Ratably among the Banks and shall be in such aggregate principal amount as Borrower may request subject, however, to the following:

       (a) The aggregate principal amount,

             in the case of PR Loans, shall be One Hundred Thousand and 00/100 Dollars ($100,000) or any multiple thereof, and in the case of LIBOR Loans, shall be Five Hundred Thousand and 00/100 Dollars ($500,000) or any greater amount that is a multiple of One Hundred Thousand and 00/100 Dollars ($100,000).

       (b) In no event shall the unpaid principal amount of the Revolving Loans owing to any Bank at any time exceed the amount of that Bank's Revolving Commitment then in effect.

       (c) In no event shall the aggregate unpaid principal amount of the Revolving Loans plus the aggregate undrawn balance of the Subject LCs and any unreimbursed drawings pursuant to the Subject LCs (to the extent PR Loans have not been advanced by Banks in respect thereof pursuant to subsection 2B.18) plus the amount of any Subject LCs to be issued pursuant to any unfilled Credit Request under subsection 2C.04 at any time exceed the lesser of the aggregate of the Revolving Commitments or the Borrowing Base.

2B.07 LIBOR CONTRACT PERIODS -- Each Series of LIBOR Loans shall have applicable thereto a LIBOR Contract Period to be duly elected by Borrower in the Credit Request therefor. Each LIBOR Contract Period shall begin on the date of borrowing of the applicable LIBOR Loans and shall end on such date, not later than the Expiration Date, as Borrower may select in its relevant Credit Request therefor subject, however, to the following:

       (a) The LIBOR Contract Period for each LIBOR Loan shall end one (1), two
       (2), three (3) or six (6) months after the date of borrowing; PROVIDED, that

             (1) if any such LIBOR Contract Period otherwise would end on a day that is not a Banking Day, it shall end instead on the next following Banking Day unless that day falls in another calendar month, in which latter case the LIBOR Contract Period shall end instead on the last Banking Day of the next preceding calendar month, and

             (2) if the LIBOR Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which the LIBOR Contract Period is to end, it shall end on the last Banking Day of that calendar month, and

       (b) Borrower shall never elect a LIBOR Contract Period the term of which extends beyond the Expiration Date.

2B.08 MATURITIES -- The stated Maturity of each PR Loan shall be the Expiration Date. The stated Maturity of each LIBOR Loan shall be the last day of the LIBOR Contract Period applicable thereto. In no event, however, shall the stated Maturity of any Revolving Loan be later than the Expiration Date.

2B.09 ROLLOVER -- If

       (a) prior to the Expiration Date any Series of LIBOR Loans shall not be paid in full at the stated Maturity thereof and

       (b) Borrower shall have failed to duly give NCB-Agent a timely Credit Request in respect thereof,

Borrower shall be deemed to have duly given NCB-Agent a timely Credit Request to obtain (and at that Maturity the Banks shall make) a Series of PR Loans in an aggregate principal amount equal to the aggregate unpaid principal of the Series of LIBOR Loans then due, the proceeds of which Series of PR Loans shall be applied to the payment in full of the Series of LIBOR Loans then due; PROVIDED, that no such Series of PR Loans shall of itself constitute a waiver of any then-existing Default Under This Agreement.

2B.10 INTEREST: PR LOANS -- The principal of and overdue interest on the PR Loans shall bear interest payable in arrears on the first (1st) day of each month, commencing July 1, 1995, and at Maturity and computed (in accordance with subsection 8.10)

       (a) prior to Maturity, at a fluctuating rate equal to the Prime Rate from time to time in effect, and

       (b) after Maturity (whether occurring by lapse of time or by acceleration), at a fluctuating rate equal to the Prime Rate from time to time in effect plus two percent (2%) per annum,

with each change in the Prime Rate automatically and immediately changing the rate thereafter applicable to the PR Loans; PROVIDED, that in no event shall the rate applicable to the PR Loans at any time after the Maturity thereof be less than the rate applicable thereto immediately after Maturity regardless of future reductions in the Prime Rate.

2B.11 INTEREST: LIBOR LOANS -- The principal of and overdue interest on each LIBOR Loan shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

       (a) Prior to Maturity each LIBOR Loan shall bear interest at a rate equal to the LIBOR Pre-Margin Rate in effect at the start of the applicable LIBOR Contract Period selected by Borrower in the applicable Credit Request plus the applicable "Margin". The applicable "Margin" shall be dependent on the Borrower and its Subsidiaries' consolidated Leverage Ratio and Fixed Charge Ratio as of the end of any given fiscal year and shall be determined in accordance with the following pricing grid:

                                Leverage Ratio

                              >2.25      >2.0 & <_2.25    >1.5 & <_2.0     <_1.5
                              --------------------------------------------------
--------------------------------------------------------------------------------
Fixed           <_1.5          1.50%          1.25%          1.00%          .75%
--------------------------------------------------------------------------------
Charge     >1.5 & <_2.0        1.25%          1.00%           .75%          .50%
--------------------------------------------------------------------------------
Ratio           >2.00          1.00%           .75%           .50%          .50%
--------------------------------------------------------------------------------

*  Less than or equal to

          It is acknowledged and agreed that for purposes of this section 2B.11 only, Leverage Ratio shall be computed as the ratio of the consolidated Total Liabilities (other than Subordinated indebtedness, if any) of Borrower and its Subsidiaries to the sum of the consolidated Tangible Net Worth (except that for purposes of this section 2B.11 only, the first Two Million Dollars ($2,000,000) of intangible assets will be excluded) of Borrower and its Subsidiaries plus their Subordinated indebtedness, if any.

          The interest rate applicable to a LIBOR Loan prior to Maturity shall initially be equal to the LIBOR Pre-Margin Rate plus one percent (1%); provided that the applicable Margin shall be adjusted (1) annually upon the Banks' receipt of the audited financial statements contemplated in subsection 3A.01 (b) below based on the Borrower and its Subsidiaries' consolidated Leverage Ratio and Fixed Charge Ratio as of the end of the respective fiscal year and effective at the beginning of the first month subsequent to such receipt and (2) upon the occurrence of a Repricing Event effective at the beginning of the first month subsequent to such Repricing Event.

          (b) After Maturity (whether occurring by lapse of time or by acceleration), each LIBOR Loan shall bear interest computed and payable in the same manner as in the case of PR Loans (after Maturity) as set forth in section 2B.10(b) hereof.

          (c) Interest on each LIBOR Loan shall be payable in arrears on the last day of the LIBOR Contract Period applicable thereto and at Maturity and, in the case of any Contract Period having a longer term than three (3) months, shall also be payable every three (3) months after the first (1st) day of the LIBOR Contract Period.

          (d) The applicable LIBOR Pre-Margin Rate for each LIBOR Contract Period shall be determined by NCB-Agent, and such determination shall be presumptively correct absent manifest error.

    2B.12 PREPAYMENTS -- Borrower may from time to time Ratably prepay the principal of the PR Loans in whole or in part and may from time to time Ratably prepay the principal of any given Series of LIBOR Loans in whole or in part, subject to the following:

          (a) Borrower shall give NCB-Agent an appropriate notice not later than 12:00 noon on the Banking Day of any such prepayment, which notice, if not originally given in writing, shall be promptly confirmed in writing. Such notice shall be irrevocable and shall commit the Borrower to prepay such Revolving Loans by the amount stated in such notice on the date stated therein. NCB-Agent shall promptly report the notice to each Bank.

       (b) Each prepayment of a Series of PR Loans shall aggregate the principal amount of One Hundred Thousand and 00/100 Dollars ($100,000) or any multiple thereof or an amount equal to the then aggregate principal outstanding and shall be allocated thereto Ratably. Each prepayment of a Series of LIBOR Loans shall aggregate Five Hundred Thousand and 00/100 Dollars ($500,000) or any greater amount that is a multiple of One Hundred Thousand and 00/100 Dollars ($100,000) or an amount equal to the aggregate unpaid principal balance of that Series of LIBOR Loans and shall be applied Ratably thereto.

       (c) Each prepayment of the PR Loans may be made without penalty or premium. Any prepayment of any LIBOR Loans (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by section 6C.

       (d) Prior to the Expiration Date, no prepayment shall of itself reduce any Revolving Commitment.

       (e) Concurrently with each prepayment of a Series of LIBOR Loans, Borrower shall prepay the interest accrued on the prepaid principal.

2B.13 DISBURSEMENT -- Each Bank may disburse the proceeds of each Revolving Loan made by it from any office selected by that Bank and in each case shall disburse the same in immediately available funds to Borrower's general checking account in the absence of written instructions from Borrower to the contrary, which funds shall be so disbursed on the Banking Day specified in the Credit Request for a Revolving Loan; PROVIDED, that this subsection shall not apply to Revolving Loans made pursuant to subsection 2B.09.

2B.14 BORROWING BASE -- The "Borrowing Base" at any given time shall be the aggregate of

       (a) an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Receivables (or such other percentage of Eligible Receivables as may, upon notice to Borrower from time to time, be fixed by Banks in their reasonable discretion based upon the results of field audits or the dilution of the Companies' Receivables), plus

       (b) an amount equal to the lesser of either

             (1) fifty percent (50%) of the Eligible Inventory (determined on a first-in- first-out basis and calculated at the lesser of cost or market in the aggregate and other than Iowa Mold Tooling Co., Inc. for which the advance rate on raw materials will be thirty percent (30%)) applicable to each Company or

             (2) Eight Million Seven Hundred Thousand and 00/100 Dollars ($8,700,000), plus

       (c) an amount initially equal to Ten Million and 00/100 Dollars ($10,000,000), provided that to the extent Borrower has elected to exercise the Term Out Option, this amount shall be reduced on a dollar for dollar basis but no lower than zero Dollars ($0);

all as reasonably determined by Banks either on the basis of the then most recent Borrowing Base Report furnished by Borrower to Banks pursuant to subsection 3A.01 or on the basis of the then most recent field audit (if any) made or other information received by Banks or NCB-Agent.

2B.15 BORROWING BASE MAINTENANCE -- Whenever Borrower shall furnish to Banks a Borrowing Base report showing that the sum of the aggregate unpaid principal balance of the Revolving Loans then outstanding exceeds the amount of Borrower's Borrowing Base as shown in that report, Borrower shall immediately make a payment to Banks in an amount equal to that excess for application to the principal of the Revolving Loans.

2B.16 LIBOR LOANS: UNAVAILABILITY -- If at any time

       (a) the Banks shall determine that dollar deposits of the relevant amount for the relevant LIBOR Contract Period are not available in the London interbank eurodollar market (in the case of LIBOR rates) for the purpose of funding the LIBOR rates in question, or

       (b) NCB-Agent shall reasonably determine that circumstances affecting that market make it impracticable for NCB-Agent to ascertain LIBOR rates, or

       (c) the Banks shall give NCB-Agent written notice that the costs of those Banks in funding of any Subject Loans at a LIBOR rate are equal to or greater than the interest payable by Borrower in respect thereof, then and in each such case NCB-Agent shall, by written notice to Borrower and to all the Banks, suspend Borrower's right thereafter to obtain LIBOR Loans, which suspension shall remain in effect until such time, if any, as NCB-Agent may give written notice to Borrower and to all of the Banks that the condition giving rise to the suspension no longer prevails, which notice NCB-Agent agrees to provide within ten (10) days of the end of the condition giving rise to the suspension. In the event of any such determination set forth above, any request by Borrower for a LIBOR Loan shall, until NCB-Agent shall have notified Borrower that the circumstances causing such suspension no longer exist, be deemed to be a request for a PR Loan. Each determination by NCB-Agent or any Bank under this section 2B.16 shall be conclusive.

2B.17 LIBOR LOANS: ILLEGALITY -- If any Bank shall give NCB-Agent written notice (an "illegality notice") that it is, or any governmental authority has asserted that it is, unlawful for that Bank to fund, make or maintain LIBOR Loans,

       (a) NCB-Agent shall give Borrower and the other Bank prompt written notice thereof,

       (b) Borrower shall promptly pay in full the principal of and interest on the LIBOR Loan in question and make the reimbursement, if any, required by section 6C, and

       (c) Borrower's right to obtain LIBOR Loans shall be suspended until such time, if any, as NCB-Agent may give written notice to Borrower and to all of the Banks that the condition giving rise to the suspension no longer prevails, which notice NCB-Agent agrees to provide within ten
       (10) days of the end of the condition giving rise to the suspension. In the event of any such illegality notice, any request by Borrower for a LIBOR Loan shall, until NCB-Agent shall have notified Borrower that the circumstances causing such suspension no longer exists, be deemed to be a request for a PR Loan. Each determination by NCB-Agent or any Banks under this section 2B.17 shall be conclusive.

2B.18 SUBJECT LOAN BACK-UP -- Borrower agrees that in the event Borrower for any reason fails to make a timely reimbursement (together with interest, if any, thereon) to NCB-Agent in respect of any draft or other item paid by NCB-Agent pursuant to subsection 2C.07, NCB-Agent is irrevocably authorized but not obligated in each case to prepare, to sign Borrower's name to, and to deliver on Borrower's behalf an appropriate Credit Request requesting a Series of PR Loans in an aggregate amount equal to the reimbursement amount plus any interest thereon. The Banks agree that on the specified date, the Banks will make the requested PR Loans even if any Default Under This Agreement shall then exist and even if Borrower for any other reason would, but for this provision, then be not entitled to obtain any Subject Loan. Banks shall disburse all such loan proceeds directly to NCB-Agent to satisfy Borrower's aforesaid reimbursement liability.

2B.19 UNCONDITIONAL OBLIGATION -- The obligation of the Banks to make, and of Borrower to pay, each Series of PR Loans made pursuant to subsection 2B.18 shall be absolute and unconditional and shall be performed under all circumstances, including (without limitation)

       (a) any lack of validity or enforceability of any Subject LC,

       (b) the existence of any claim, offset, defense or other right that Borrower may have against the beneficiary of any Subject LC or any successor in interest,

             (c) the existence of any claim, offset, defense or other right that any Bank may have against Borrower or any of its Subsidiaries or against the beneficiary of any Subject LC or against any successor in interest owing thereto,

             (d) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Subject LC or

             (e) any payment of any draft or other item by NCB-Agent which does not strictly comply with the terms of any Subject LC provided such payment by NCB-Agent shall not have constituted gross negligence or willful misconduct on the part of NCB-Agent.

2C. LEVERS OF CREDIT -- NCB-Agent and the Banks agree that so long as all of the Revolving Commitments remain in effect NCB-Agent will, in NCB's name but only as agent for the Banks, issue such standby letters of credit (each, a "Subject LC") for Borrower's account as Borrower may from time to time request subject, however, to the conditions of this Agreement.

       2C.01 RATABLE PARTICIPATION -- Each issuance of a Subject LC shall, of itself, confer upon each Bank the benefits and liabilities of a participation constituting an undivided interest in the Subject LC to the extent of that Bank's Ratable share. Promptly after the issuance of each Subject LC, NCB-Agent shall notify each Bank of such issuance. Upon the request of any Bank, NCB-Agent shall deliver a copy of each Subject LC issued hereunder to such requesting Bank.

       2C.02 MAXIMUM -- In addition to the conditions set forth in section 2B.03 hereof, NCB-Agent shall not issue any Subject LC if, after giving effect thereto,

             (a) the aggregate undrawn balance of all then outstanding Subject LCs would exceed Five Million and 00/100 Dollars ($5,000,000) or

             (b) the aggregate undrawn balance of all Subject LCs and any unreimbursed drawings in respect thereof (to the extent PR Loans have not been advanced by Banks in respect thereof pursuant to subsection 2B.18) plus any Subject LCs to be issued pursuant to any unfilled Credit Request under subsection 2C.04 plus the aggregate amount of Revolving Loans outstanding or to be obtained pursuant to any unfilled Credit Requests would at any time exceed the lesser of the aggregate of the Revolving Commitments as then in effect or the Borrowing Base.

       2C.03 TERM -- No Subject LC shall permit any draft to be drawn thereunder on a date (the "last draw date") that is later than the third
       (3rd) Banking Day next preceding the Expiration Date in effect at the date of issuance of such Subject LC.

      2C.04 CREDIT REQUESTS -- Each request by Borrower for a Subject LC shall be in writing and shall be given not later than 12:00 noon of the third
      (3rd) Banking Day prior to the day it is to be issued.

      2C.05 FORM -- Each Subject LC shall

             (a) be issued in such form as NCB-Agent may reasonably require,

             (b) be a commercial letter of credit used for any valid business purpose in Borrower's business, and

             (c) be denominated in United States dollars.

      2C.06 COMMISSION -- Borrower agrees to pay NCB all of its standard fees and charges, at prevailing rates from time to time established by NCB's International Department, in regard to any Subject LC, including but not limited to an issuance fee, an annual maintenance fee, an amendment fee and a negotiation fee. In addition, Borrower shall pay NCB-Agent, for the Ratable benefit of the Banks, a non-refundable commission (billed quarterly in advance) equal to a percentage equal to the applicable Margin in effect at the time in question multiplied by the face amount of each Subject LC. NCB shall be entitled to keep each of the aforesaid standard fees, if any, payable by Borrower in respect of the Subject LC as well as keeping its Ratable share of the commissions.

      2C.07 REIMBURSEMENT -- Borrower agrees to reimburse NCB-Agent for each draft or other item paid by NCB-Agent pursuant to or otherwise in respect of any Subject LC.

3A. INFORMATION-- Borrower agrees that so long as the Revolving Commitments remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

      3A.01 FINANCIAL STATEMENTS -- Borrower will furnish to each Bank

             (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each of Borrower's fiscal years, balance sheets of Borrower and its Subsidiaries as at the end of the period and their statements of cash flow and income for the current fiscal year to the end of that period, all prepared (but unaudited) on a consolidated and consolidating basis, on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail reasonably satisfactory to Banks,

             (b) as soon as available (and in any event within ninety (90) days after the end of each of Borrower's fiscal years), a complete copy of an annual audit report (including, without limitation, all financial statements of Borrower and its Subsidiaries therein and notes thereto) of Borrower for that year which shall be

      (1) prepared on a consolidated basis, on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail reasonably satisfactory to Banks,

      (2) certified (without qualification as to GAAP) by independent public accountants selected by Borrower and satisfactory to Banks,

      (3) accompanied by a copy of any management report, letter or similar writing furnished to Borrower by the accountants in respect of Borrower's systems, operations, financial condition or properties, and

      (4) either (A) a written statement of the accountants that in making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default Under This Agreement or (B) if they know of any, their written disclosure of its nature and status, PROVIDED, that the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default Under This Agreement,

(c) concurrently with the delivery of any financial statement to Banks pursuant to clause (a) or (b), a certificate by Borrower's chief financial officer or controller

      (1) certifying that to the best of the officer's knowledge and belief,
      (A) those financial statements fairly present in all material respects the financial condition and the results of its operations of Borrower and its Subsidiaries in accordance with GAAP subject, in the case of interim financial statements, to routine year-end audit adjustments and (B) no Default Under This Agreement then exists or if any does, a brief description of the default and Borrower's intentions in respect thereof, and

      (2) setting forth calculations indicating whether or not Borrower and its Subsidiaries are in compliance with the general financial standards of section 3B,

(d) within thirty (30) days after the end of each month (and at such other times as Borrower may deem advisable or NCB-Agent may reasonably request), a Borrowing Base Report being in form and detail reasonably satisfactory to Banks, setting forth the Companies' consolidated and consolidating Borrowing Base as at the end of that month (and containing reasonably sufficient detail regarding any interCompany loans or advances) and certified by an appropriate officer of Borrower to be true and complete to the best of the officer's knowledge and belief, it being agreed that Borrower at its option may furnish other such reports at other times,

(e) within thirty (30) days after the end of each monthly period of each of Borrower's fiscal years (other than fiscal quarter and fiscal year ends which are governed by other subsections hereunder), balance sheets of Borrower and its Subsidiaries as at the end of the period and their statements of cash flow and income for the current fiscal year to the end of that period, all internally prepared (but unaudited) on a consolidated and consolidating basis, on a comparative basis with the prior year, in accordance with GAAP (except as disclosed therein) and in form and detail reasonably satisfactory to Banks,

(f) promptly when filed (in final form) or sent, a copy of

       (1) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document filed by Borrower with the Securities and Exchange Commission (or any similar federal agency having regulatory jurisdiction over Borrower's securities),

       (2) each proxy statement, annual report, certificate, notice or other document sent by Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued),

(g) not less than ten (10) days nor more than forty-five (45) days prior to (1) an acquisition by Borrower of substantially all the assets or equity interests of another corporation or business enterprise or (2) the repurchase of the Sardas Options, financial projections (the "Projections"), including a projected balance sheet and cash flow and income statements, prepared by Borrower's chief financial officer, controller or another officer reasonably satisfactory to Banks. In the case of an acquisition, the Projections shall be prepared on the basis of the historical operations of the Companies (and any entity to be acquired) after giving effect to the event in question and all reasonable related assumptions. In the case of a repurchase of the Sardas Options, the Projections shall be prepared after giving effect to the impact on the current balance sheet of the repurchase and, to the extent the amount paid in the aggregate for the Sardas Options exceeds Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000) (net of the tax benefits from the exercise of the option), outlining the impact on the Fixed Charge Ratio. The officer preparing such Projections shall certify to Banks and NCB-Agent that, to the best of his knowledge and belief, such financial information is not misleading and is accurate in all material respects. Borrower shall promptly notify Banks of any change in the assumptions upon which the Projections are based between the date of preparation and the date of the event in question,

(h) accompanying the delivery of Borrower's and its Subsidiaries' annual audit report (and in any event within ninety (90) days after the end of each of Borrower's fiscal years), one (1) year projected consolidated and consolidating financial statements for

            Borrower and its Subsidiaries, including balance sheets and statements of cash flow and income, prepared in accordance with GAAP (EXCEPT as disclosed therein) in form and detail reasonably satisfactory to Banks,

            (i) forthwith upon Bank's written request, such other information in writing about the financial condition, properties and operations of the Companies and about their Pension Plans, if any, as Banks may from time to time reasonably request.

      3A.02 NOTICE -- Borrower will cause its chief financial officer or controller, or in their absence another officer designated by Borrower, to give each Bank prompt written notice whenever any officer of any Company

            (a) reasonably believes (or receives notice from any governmental agency alleging) that any Reportable Event has occurred in respect of any Pension Plan or that a Company has become in non-compliance with any law or governmental order referred to in subsection 3C.06 if non-compliance therewith may have a material adverse effect on that Company's financial condition, properties or business,

            (b) receives from the Internal Revenue Service or any other federal, state or local taxing authority any allegation of any default by a Company m the payment of any tax that is material in amount or notice of any assessment in respect thereof,

            (c) learns there has been brought against a Company before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a material adverse effect such Company,

            (d) reasonably believes that any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) or 4B.10 or 4B.12 shall have ceased in any material respect to be true and complete or that any Default Under This Agreement shall have occurred or

            (e) reasonably believes that there has occurred or begun to exist any other event, condition or thing, including, but not limited to, any material labor dispute, violation of law or customer dispute, that likely may have a material adverse effect on the financial condition, operations or properties of a Company,

            (f) reasonably believes (or receives any notice from any third party) that a Company has defaulted or otherwise breached any material contract or other agreement to which such Company is a party, the default or breach of which would likely have a material adverse effect.

3B. GENERAL FINANCIAL STANDARDS -- Borrower agrees that so long as the Revolving Commitments remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

3B.01 TANGIBLE NET WORTH -- Borrower will not suffer or permit the sum of the consolidated Tangible Net Worth of Borrower and its Subsidiaries plus their Insider Subordinated indebtedness, if any, at the end of any fiscal quarter to be less than the required minimum amount in effect at the time in question. The required minimum amount shall be Thirty-Five Million and 00/100 Dollars ($35,000,000) on May 31, 1995 and that amount shall be permanently increased

       (a) on August 31, 1995 and on each quarter-end thereafter by an amount equal to sixty percent (60%) of the consolidated Net Income, if any, after taxes, of Borrower and its Subsidiaries for the fiscal quarter then ending; provided, however, if there is a loss in any fiscal quarter, sixty percent (60%) of such loss shall be subtracted from the required minimum amount, but in no event shall the amount of the decrease in any fiscal quarter exceed the aggregate amount of the increases in any given fiscal year and

       (b) upon each issuance or other sale by Borrower of any of its capital stock or Insider Subordinated indebtedness by an amount equal to sixty percent (60%) of the net proceeds (after costs and expenses) thereof.

3B.02 LEVERAGE RATIO-- Borrower will not suffer or permit the ratio (the "Leverage Ratio") of the consolidated Total Liabilities (other than Subordinated indebtedness, if any) of Borrower and its Subsidiaries to the sum of the consolidated Tangible Net Worth of Borrower and its Subsidiaries plus their Subordinated indebtedness, if any, at the end of any fiscal quarter to exceed (a) 3:1 from the date of this Agreement through and including May 31, 1996 or (b) 2.5:1 from and after June 1, 1996.

3B.03 PRETAX INTEREST COVERAGE -- Borrower will not, during any period of four
(4) consecutive fiscal quarters (commencing with the present quarter and looking back three (3) additional quarters) during the term of this Agreement, suffer or permit the aggregate of

       (a) Borrower's and its Subsidiaries' consolidated Net Income for that period plus

       (b) Borrower's and its Subsidiaries' consolidated interest expense (excluding amortization of debt discount) for that period plus

       (c) Borrower's and its Subsidiaries' consolidated federal, state and local income taxes for that period to be less than an amount equal to 4.5 times Borrower's and its Subsidiaries consolidated interest expense (excluding amortization of debt discount) for that period.

3B.04 FIXED CHARGE RATIO -- Borrower will not suffer or permit the following ratio (the "Fixed Charge Ratio") of Borrower and its Subsidiaries on a consolidated basis to be less than (a) .95:1 from the date of this Agreement through and including May 31, 1996 (calculated annually) or (b) 1.0:1.0 at any time thereafter (calculated annually):

                                     EBITDA
      --------------------------------------------------------------------------
      interest expense (excluding amortization of debt discount) + CAPEX +
      Taxes (cash) + CPLTD + dividends

      In addition to those terms defined in Section 9 below, the following terms have the following meanings all as customarily applied in accordance with GAAP:

             EBITDA means earnings before interest, taxes, depreciation and amortization; CAPEX means the net amount of capital expenditures; Taxes (cash) means taxes actually paid in cash; and CPLTD means the current portion of long term debt.

      It is acknowledged and agreed that in the event of a repurchase by Borrower of the Sardas Options, any amounts paid in the aggregate by Borrower in excess of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000) (net of the tax benefits from the exercise of the option) shall count toward the denominator of the Fixed Charge Ratio. In addition, it is acknowledged and agreed that for purposes of computing the Fixed Charge Ratio, twenty-five percent (25%) of the portion of the indebtedness to the Noteholders which is characterized as CPLTD shall be included.

3C.   AFFIRMATIVE COVENANTS -- Borrower agrees that so long as the Revolving
Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe, and will cause each Company to perform and observe, each of the following:

      3C.01 TAXES -- Each Company will pay in full

             (a) prior in each case to the date when penalties for the nonpayment thereof would attach, all material taxes, assessments and governmental charges and levies for which it may be or become subject and

             (b) prior in each case to the date the claim would become delinquent for nonpayment, all other lawful claims (whatever their kind or nature) which, if unpaid, would become a lien or charge upon its property;

      PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof and Borrower either posts a bond or otherwise establishes adequate reserves therefore in accordance with GAAP.

      3C.02 FINANCIAL RECORDS -- Each Company will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

3C.03 VISITATION -- Each Company will permit each Bank at all reasonable times upon reasonable advance notice except in the case of an emergency

       (a) to visit and inspect that Company's properties and examine its records at that Bank's expense and to make copies of and extracts from such records, and

       (b) to consult with that Company's directors, officers, employees, accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its Pension Plans, each of which parties is hereby authorized to make such information available to each Bank to the same extent that it would to that Company.

3C.04 INSURANCE -- Each Company will

       (a) keep itself and all of its insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, EXCEPT that if a more specific standard is provided in any Related Writing, the more specific standard shall prevail, and

       (b) forthwith upon any Bank's written request, furnish to that Bank such information about Borrower's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to that Bank and certified by an officer of Borrower.

3C.05 CORPORATE EXISTENCE -- Each Company will at all times maintain its corporate existence, rights and franchises; provided, that this subsection shall not prevent any dissolution in liquidation of any Subsidiary or any merger or consolidation permitted by subsection 3D.01.

3C.06 COMPLIANCE WITH LAW -- Each Company will comply with all laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every lawful governmental order (whether administrative or judicial) and will, without limiting the generality of the foregoing,

       (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws; keep in full effect each permit, approval, certification, license or other authorization required by any Environmental Law for the conduct of any material portion of its business; and comply in all other material respects with all Environmental Laws;

         (b) make a full and timely payment of PBGC premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no Default Under ERISA shall occur or begin to exist; and

         (c) comply with all material requirements of all occupational health and safety laws;

  PROVIDED, that this subsection 3C.06 shall not apply to any of the foregoing

         (i) if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which a bond has been posted or appropriate reserves in accordance with GAAP shall have been established or

         (ii) in any other case if non-compliance therewith would not materially and adversely affect the financial condition, properties or business of the Companies taken as a whole.

  3C.07 PROPERTIES -- Each Company will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear and damage from casualty or the elements excepted.

  3C.08 MORTGAGES ON REAL ESTATE -- Upon the occurrence of any Event of
  Default, at the written request of the Banks each Company agrees to execute and deliver to NCB-Agent, for the benefit of the Banks, as security for the Subject Indebtedness a mortgage or mortgages being in form and substance to be negotiated in good faith with counsel for Borrower and reasonably satisfactory to NCB-Agent and constituting a first mortgage lien on all of such Company's then-owned real property. In addition, at the time of the execution and delivery of any such mortgage(s), Borrower shall furnish to NCB-Agent in respect of each parcel of real property owned by the Companies, at Borrower's expense (a) a mortgagee's standard A.L.T.A. policy of title insurance without additional endorsements other than a revolving credit endorsement and showing the property as being subject to all then existing easements, reservations, conditions and matters of record and all liens and encumbrances of record, but not subject to liens for funded indebtedness or any other mortgage having priority over such first mortgage lien (other than as set forth on the Supplement Schedule), issued in such amount as NCB-Agent may reasonably require by an insurer reasonably satisfactory to NCB-Agent,
  (b) a professional so called "phase I" environmental assessment, and (c) a survey by a registered surveyor.

  3C.09 INTERCOMPANY LOANS -- In the event any interCompany loans or any loans from a Company to a Subsidiary of a Company are or become evidenced by any note or other instrument, Borrower agrees to (or to cause the payee Company to) (a) promptly notify NCB-Agent and Banks of such fact and, upon NCB-Agent's request, deliver the same to NCB-Agent, appropriately endorsed to the order of NCB-Agent for the benefit of the Banks, and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice or protest and all other notices with respect thereto and (b) upon NCB-Agent's request, execute a note pledge agreement in form and substance reasonably acceptable to Banks.

3D. NEGATIVE COVENANTS -- Borrower agrees that so long as the Revolving Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

      3D.01 EQUITY TRANSACTIONS -- No Company will

            (a) be a party to any merger or consolidation,

            (b) purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise,

            (c) unless Borrower shall give Banks at least fifteen (15) days prior written notice in sufficient detail and Banks shall fail to reasonably object to the same within fifteen (15) days after the receipt of such notice, create, acquire or hold any Subsidiary, or be or become a party to any joint venture or partnership (to the extent such investments in joint ventures and partnerships exceed One Million Dollars ($1,000,000) in the aggregate at any time), or make or keep any investment in any stocks or other equity securities of any kind, except that this clause (c) shall not apply to Borrower's existing investments in the stocks and other equity securities of Subsidiaries or any other investment fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule,

            (d) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets EXCEPT chattels that shall have become obsolete or no longer useful in its present business, or fixed assets leased, sold, acquired or disposed of in the ordinary course of such Company's business,

            (e) sell or otherwise transfer (in the case of any Company) or issue (in the case of a Subsidiary) any shares of stock (other than shares issued or transferred solely for the purpose of qualifying directors under any applicable law) or other equity securities of any Subsidiary to anyone other than Borrower, or

            (f) repurchase any shares of its stock or other equity securities;

      provided, that if no Default Under this Agreement shall then exist and if none would thereupon begin to exist, this subsection shall not apply to

            (i) any future investment by Borrower in stocks and other equity securities of its existing Subsidiaries, or

      (ii) any merger or consolidation involving only Subsidiaries, or any merger involving only Borrower and its Subsidiaries in which Borrower is the surviving corporation, or any transfer of assets between Companies for fair value, or

      (iii) any acquisition by Borrower of substantially all of the assets or equity interest of another corporation or business enterprise provided that (A) the total consideration paid (including the amount of any Funded Indebtedness (i.e., not accounts payable and accrued liabilities) in all such acquisitions does not exceed Ten Million and 00/100 Dollars ($10,000,000) in any fiscal year, (B) the target entity is in the same, substantially similar or a complementary line of business, (C) Proforma Covenant Compliance pertains and Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based and (D) there will be at least Ten Million and 00/100 Dollars ($10,000,000) in excess Availability immediately following the acquisition, or

      (iv) a repurchase of Sardas Options provided that (A) Proforma Covenant Compliance pertains and Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based, (B) there will be at least Ten Million and 00/100 Dollars ($10,000,000) in excess Availability immediately following the repurchase and (C) any amounts paid in the aggregate for the Sardas Options in excess of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000) (net of the tax benefits from the exercise of the option) will count toward the Fixed Charge Ratio for all purposes under this Agreement, or

      (v) any disposition of assets otherwise prohibited under this subsection 3D.01 provided that the maximum aggregate amount thereof (for all Companies collectively) shall not exceed Two Million and 00/100 Dollars ($2,000,000) during the term of this Agreement and provided further that the net proceeds realized upon such disposition are applied in full to Ratably reduce the Subject Loans outstanding, if any.

3D.02 CREDIT EXTENSIONS -- No Company will

      (a) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone or

      (b) be or become a Guarantor of any kind;

PROVIDED, that this subsection shall not apply to

(i) any existing or future advance made to an officer or employee of any Company solely for the purpose of paying ordinary and necessary business expenses of such Company,

(ii) any existing or future investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by any Bank, or in any other money-market investment if it carries the highest quality rating of any nationally-recognized rating agency, PROVIDED, that no such investment shall mature more than one (1) year after the date when made,

(iii) any existing investment, advance, loan or Guaranty fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule,

(iv) any existing or future Guaranty of any direct or contingent obligation owing to Banks,

(v) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business,

(vi) the repurchase of the Sardas Options in compliance with the other terms and provisions of this Agreement,

(vii) any Guaranty of any indebtedness permitted in section 3D.03 by any Company up to a maximum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) outstanding in the aggregate at any time,

(viii) loans from a Company to any other Company,

(ix) loans to Subsidiaries which are not Companies up to a maximum of One Million Dollars ($1,000,000) outstanding in the aggregate (for all Subsidiaries collectively) at any time, provided that this maximum dollar limit shall not apply to (A) a loan required pursuant to the items disclosed under the heading "Environmental -- Additional Disclosures" on Section 4B.04 on the Supplemental Schedule or (B) the existing indebtedness of Western Capital Corporation to Borrower in an amount of approximately $31,000,000, or

(x) loans to any Subsidiary acquired or formed after the date of this Agreement to the extent such Subsidiary executes a Guaranty and a security agreement, in each case substantially similar to the forms executed by the Companies concurrently herewith and acceptable to Banks. From and after the date such documents are executed and delivered to NCB-Agent, such Subsidiary shall be deemed a Company for purposes of this Agreement.

3D.03 BORROWINGS -- No Company will create, assume or have outstanding at any time any indebtedness for borrowed money or any Funded Indebtedness of any kind; PROVIDED, that this subsection shall not apply to

      (i) the Subject Indebtedness,

      (ii) any Subordinated indebtedness,

      (iii) any existing or future indebtedness secured by a purchase money security interest permitted by subsection 3D.04 or incurred under a lease permitted by subsection 3D.04,

      (iv) any existing indebtedness fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or any renewal or extension thereof in whole or in part,

      (v) up to a maximum of One Million and 00/100 Dollars ($1,000,000) outstanding in the aggregate at any time (for all Companies collectively) of other indebtedness to the extent unsecured or secured by assets other than the Companies' equipment, Inventory, Receivables, general intangibles, books and records and real estate,

      (vi) any indebtedness permitted pursuant to subsections 3D.02(viii), (ix) or (x).

3D.04 LIENS, LEASES -- No Company will

      (a) lease any property as lessee or acquire or hold any property subject to any land contract, Inventory consignment or other title retention contract, other than property leased, sold, acquired, held or disposed of in the ordinary course of such Company's business,

      (b) sell or otherwise transfer any Receivables (other than foreign Receivables), whether with or without recourse or

      (c) suffer or permit any property (whether real or personal or tangible or intangible) now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement;

PROVIDED, that this subsection shall not apply to

      (i) any tax lien for taxes not yet due and payable, lien for real property assessments, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, EXCEPT that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any Guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question and against which a bond has been posted or appropriate reserves shall have been established),

                   (ii) zoning or deed restrictions, conditions and reservations, public utility easements, other easements and licenses of record, minor title irregularities and similar matters in each case having no material adverse effect as a practical matter on the ownership or use of any of the property in question,

                   (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question and against which a bond has been posted or appropriate reserves shall have been established),

                   (iv) any mortgage, security interest or other lien securing only the Subject Indebtedness,

                   (v) any mortgage, security interest or other lien (each, a "purchase money security interest") which is created or assumed in purchasing, leasing (pursuant to a capitalized lease), constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement, (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed and (D) the aggregate amount of all such purchase money security interest does not exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) in any fiscal year,

                   (vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement) so long as the aggregate annual rentals of all such leases do not exceed Seven Million and 00/100 Dollars ($7,000,000),

             (vii) any mortgage, security interest or other lien which (together with the indebtedness secured thereby) is fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or

             (viii) any financing statement perfecting a security interest that would be permissible under this subsection.

      3D.05 FIXED ASSETS -- The Companies, viewed on a consolidated basis, will not invest (net after trade-ins, if any) in fixed assets and leasehold improvements (in each case, excluding capitalized interest) more than Twenty Million and 00/100 Dollars ($20,000,000) during the fiscal year ending May 31, 1996 or more than Fifteen Million and 00/100 Dollars ($15,000,000) during any fiscal year thereafter.

      3D.06 DIVIDENDS -- No Company will make or commit itself to make any Distribution to its shareholders at any time if any Default Under This Agreement shall then exist or would thereupon occur, provided that dividends may be paid within ninety (90) days after being declared even if a Default Under This Agreement exists at the time of payment so long as no Default Under This Agreement existed at the time of such declaration and, provided further, that this subsection shall not prohibit a repurchase of the Sardas Options in compliance with the other terms and provisions of this Agreement.

      3D.07 SUBORDINATED NOTES -- Borrower will not assent to any amendment or modification of the notes due to the Noteholders or increase the interest rate applicable thereto or prepay any principal thereon.

4A. CLOSING-- The following conditions shall have been satisfied prior to or at the execution and delivery of this Agreement (except that with respect to subsections 4A.10 and 4A.11, the same will be satisfied prior to the Initial Funding Date):

      4A.01 REVOLVING NOTES -- Borrower shall execute and deliver to each Bank a Revolving Note in accordance with subsection 2B.01.

      4A.02 RESOLUTIONS/INCUMBENCY -- Each Company's secretary or assistant secretary shall have certified to Banks (a) a copy of resolutions duly adopted by that Company's board of directors in respect of this Agreement and the transactions contemplated hereby and (b) the names and true signatures of officers authorized to execute and deliver this Agreement and Related Writings on behalf of that Company.

      4A.03 LEGAL OPINION -- The Companies' counsel shall have rendered to Banks their written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03 and 4B.04 and in respect of the perfection of each security interest or other lien referred to in this section 4A, which opinion shall be in such form and substance (and may be subject only to such qualifications and exceptions, if any) as shall be satisfactory to Banks.

4A.04 FINANCIAL STATEMENTS -- Borrower shall have furnished to Banks at least one (1) true and complete copy of each of the following: the annual audit report (including, without limitation, all financial statements therein and notes thereto and the accompanying accountants' opinion and management report) of the Borrower and its Subsidiaries prepared as at May 31, 1994 and annual audit reports for each of the two (2) next preceding fiscal years (each having been certified by Ernst & Young) and unaudited interim financial statements prepared as at March 31, 1995.

4A.05 SECURITY AGREEMENTS -- Each Company shall have executed and delivered a security agreement being in form and substance satisfactory to Banks and granting NCB- Agent, for the benefit of the Banks, security interests in and to all of that Company's existing and future equipment (other than motor vehicles), Inventory, Receivables, general intangibles and books and records as security for the Subject Indebtedness (and, in the case of each Company of Borrower, as security for such of that Company's existing and future indebtedness to Borrower in which NCB-Agent shall have a security interest). Each Company shall have joined with NCB-Agent in executing and filing such financing statements and other documents and in making and doing such further and other acts and things as NCB-Agent may deem necessary for the evidence, perfection or other protection of Banks' security interests.

4A.06 GUARANTY -- The Companies shall have executed and delivered to NCB-Agent on behalf of the Banks their joint and several guaranty of payment of the Subject Indebtedness together with individual security agreements securing the same granting NCB-Agent security interests in and to all of their existing and future equipment, Inventory, Receivables, general intangibles and books and records and appropriately executed financing statements relating thereto.

4A.07 DOCUMENTATION FEE -- Borrower shall have paid NCB-Agent a documentation fee of Thirty Five Thousand and 00/100 Dollars ($35,000), Ten Thousand and 00/100 Dollars ($10,000) of which will be allocated to cover Star Bank, National Association's legal costs of reviewing the documentation.

4A.08 LIEN WAIVERS -- Each Company shall provide NCB-Agent with duly executed written lien waivers in favor of (or otherwise enforceable by) NCB-Agent from each lessor, bailee, warehouseman, materialman, mortgagee or similarly situated person or entity who may, with respect to any location at which any of the collateral for the Subject Indebtedness is to be located or stored, by operation of law or otherwise, have any lien or like interest in or upon such collateral.

4A.09 OTHER DOCUMENTS -- Borrower shall execute or deliver to NCB-Agent such other agreements, instruments and documents, including, without limitation, those listed below, which NCB-Agent may require to be executed and/or delivered in connection herewith (all of which shall be in form and substance reasonably acceptable to NCB-Agent and its counsel):

            (a) good standing certificates for the Companies issued by the Secretary of State in their respective jurisdictions of organization.

      4A.10 EXISTING LOAN PAYOFF -- The Existing Revolving Facility shall be paid off in full.

      4A.11 NO MATERIAL ADVERSE CHANGE -- No material adverse change in the Companies' consolidated financial condition, properties or business since the date of Borrower's Most Recent 4A.04 Financial Statements has occurred.

4B. REPRESENTATIONS/WARRANTIES -- Subject only to such additions and exceptions, if any, as may be set forth in the Supplemental Schedule, in Borrower's Most Recent 4A.04 Financial Statements or as relates to the Existing Revolving Facility (from the date hereof through the Initial Funding Date only), Borrower represents and warrants as follows:

      4B.01 EXISTENCE -- Borrower is a duly organized and validly existing Delaware corporation in good standing. Exhibit F sets forth the name of each of Borrower's Subsidiaries, the address of its chief executive office, the location of its books and records, the location of its other assets, the jurisdiction in which it is incorporated as of the closing date and its equity ownership. Each Company is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon the Companies' financial condition on a consolidated basis and the Companies' ability to transact business. The jurisdiction(s) in which each Company is qualified are specified in the Supplemental Schedule. Each Subsidiary's outstanding stock is fully paid and non-assessable and owned by Borrower (or a Company) free from any security interests, option, equity or other right of any kind. Except as provided in the Supplemental Schedule, no Company has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired any of its property outside of the ordinary course of business.

      4B.02 GOVERNMENTAL RESTRICTIONS -- No registration with or approval of any governmental agency of any kind is required on the part of any Company for the due execution and delivery or for the enforceability of this Agreement or any Related Writing other than the filing or recording of documents with public officials and similar acts and things related to the perfection of the mortgages, security interests and other liens referred to in section 4A.

      4B.03 CORPORATE AUTHORITY -- Each Company has requisite corporate power and authority to enter into this Agreement and to obtain and secure the Subject Indebtedness in accordance with this Agreement. The officer executing and delivering this Agreement on behalf of each Company has been duly authorized to do so and to execute and deliver the Revolving Note and other Related Writings in accordance with section 4A. Neither the execution and delivery of this Agreement or any Related Writing by the Companies nor their performance and observance of the respective provisions thereof will violate any existing provision in their articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon them. Upon the execution and delivery thereof, this Agreement and the aforesaid Related Writings will each become a valid and binding obligation enforceable against the Companies according to their respective terms subject, however, to any applicable insolvency or bankruptcy law of general applicability and general principles of equity. Each Subsidiary (a) will derive a direct pecuniary benefit herefrom, which benefit is a fair equivalent for the obligation incurred, (b) will be solvent immediately after the execution and delivery of this Agreement and at all times during the term of this Agreement, (c) has sufficient capital by any reasonable standard for all businesses in which it is engaged or will, in the foreseeable future, be engaged, and (d) believes and intends that the liabilities which it will incur in the foreseeable future are not beyond its ability to pay as they mature.

        4B.04 LITIGATION -- No litigation or proceeding is pending or currently threatened against any Company before any court, administrative agency or arbitrator which would, if successful, have a material adverse effect on the Companies taken as a whole.

        4B.05 TAXES -- Each Company has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (EXCEPT to the extent, if any, permitted by subsection 3C.01). The Internal Revenue Service has not alleged any material default by any Company in the payment of any tax material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower's Most Recent 4A.04 Financial Statements.

        4B.06 TITLE -- The Companies have good and marketable title to all material assets reflected in Borrower's Most Recent 4A.04 Financial Statements EXCEPT for changes resulting from transactions in the ordinary course of business. All such assets are free of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.04, and other than those to be cancelled, released and terminated in conjunction with the payoff of the Existing Revolving Facility. The Supplemental Schedule identifies all owned and leased real property of the Companies.

        4B.07 LAWFUL OPERATIONS -- To the knowledge of Borrower, the Companies' operations have at all relevant times been and continue to be in material compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation) ERISA, all Environmental Laws, and occupational safety and health laws and, to the knowledge of Borrower, all applicable zoning ordinances except in each such case where the failure to comply would not have a material adverse effect on the Companies taken as a whole. Without limiting the generality of the foregoing,

      (a) no condition exists at, on or under any facility or other property now or previously owned by any Company which would give rise to any material liability for the Companies taken as a whole under any Environmental Law; and no Company has received any notice from any governmental agency, court or anyone else that it is a potentially responsible party for the clean-up of any environmental waste site, is in violation of any environmental permit or law or has been placed on any registry of solid or hazardous waste disposal site;

      (b) no material Accumulated Funding Deficiency exists in respect of any of the Companies' Pension Plans; and no Reportable Event has occurred in respect of any such plan which is continuing and which constitutes grounds either for termination of the plan by the PBGC or for court appointment of a trustee for the administration thereof or which may have a material adverse effect on the Companies' financial condition, properties or business taken as a whole.

4B.08 INSURANCE -- The Companies' insurance coverage complies with the standards set forth in subsection 3C.04 and those set forth in the Related Writings referred to in subsection 4A.05.

4B.09 FINANCIAL STATEMENTS -- Each of the financial statements referred to in subsection 4A.04 has been prepared in accordance with GAAP applied on a basis consistent with those used by it during its then next preceding full fiscal year EXCEPT to the extent, if any, specifically noted therein and fairly presents in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) the consolidated financial condition of the Companies as of the date thereof (including a full disclosure of material contingent liabilities, if any) and the consolidated results of their operations, if any, for the fiscal period then ending. There has been no material adverse change in the financial condition, properties or business of the Companies since the date of Borrower's Most Recent 4A.04 Financial Statements nor any change in their accounting policies since the end of Borrower's latest full fiscal year covered by those statements.

4B.10 INDEBTEDNESS -- No Company has outstanding any material indebtedness for borrowed money or any Funded Indebtedness of any kind except any permitted by subsection 3D.03.

4B.11 DEFAULTS -- No Default Under This Agreement (and no default under any other agreement which is material to the Companies taken as a whole) exists, nor will any exist immediately after the execution and delivery of this Agreement.

4B.12 FULL DISCLOSURE -- Neither this Agreement or any Related Writing, nor any written statement made by Borrower in connection herewith or therewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Borrower or any

       Company has not disclosed to Banks which has or is likely to have a material adverse effect on the Companies' property, business, operations, prospects, profitability or condition (financial or otherwise) taken as a whole or on Borrower's or the Companies' (taken as a whole) ability to repay the Subject Indebtedness or Bank's (or NCB-Agent's) lien and security interest in the collateral or the priority thereof as contemplated hereby and in the Related Writings.

Each of the representations and warranties contained in this section 4B are true and correct on the date hereof and shall be true and correct as of the Initial Funding Date, currently contemplated as May 30, 1995. In the event the Initial Funding Date of the loan proceeds contemplated hereby shall not occur on or before July 31, 1995, this Agreement shall be deemed null and void and the parties shall be relieved of any further liability to each other.

5A. EVENTS OF DEFAULT -- Each of the following shall constitute an Event Of Default hereunder:

       5A.01 PAYMENTS -- If any principal included in the Subject Indebtedness shall not be paid in full promptly when the same becomes payable; or if any Subject Indebtedness (EXCEPT principal) or any other Debt of the Companies or any thereof to Banks and NCB- Agent or any thereof (EXCEPT any payable on demand) shall not be paid in full promptly when the same becomes payable and shall remain unpaid for ten (10) consecutive days thereafter; or if such of the Debt of the Companies or any thereof to Banks and NCB-Agent or any thereof as may be payable on demand shall not be paid in full within ten (10) days after any actual demand for payment.

       5A.02 WARRANTIES -- If any representation, warranty or statement made in this Agreement or in any Related Writing referred to in section 4A shall be false or erroneous in any material respect; or if any representation, warranty or statement hereafter made by or on behalf of any Company in any Related Writing not referred to in section 4A shall be false or erroneous many material respect.

       5A.03 COVENANTS WITHOUT GRACE -- If any Company shall fail or omit to perform or observe any provisions in subsections 3A.02 or 3B.01 through 3B.04, both inclusive.

       5A.04 COVENANTS WITH GRACE -- If anyone (other than the Banks and NCB-Agent and their respective agents) shall fail or omit to perform and observe any agreement (other than those referred to in subsection 5A.01 or 5A.03 and not including the representations, warranties and statements referred to in subsection 5A.02) contained in this Agreement or any Related Writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty
       (30) days after the giving of written notice to Borrower by any Bank or NCB-Agent that it is to be remedied.

       5A.05 CROSS-DEFAULT -- If any indebtedness of any Company for borrowed money (regardless of maturity) or any of its Funded Indebtedness shall be or become "in default"

           (as defined below) except any indebtedness if and so long as the aggregate unpaid principal balance of all such indebtedness in default for all Companies does not exceed Five Hundred Thousand and 00/100 Dollars ($500,000) at any one time outstanding. In this subsection, "in default" means that (a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness; or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) Banking Days after any actual demand for payment.

           5A.06 BORROWER'S SOLVENCY -- If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for sixty (60) consecutive days.

           5A.07 COMPANIES' SOLVENCY -- If (a) any Company shall discontinue operations, (b) any Company other than Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against that Company by its creditors or any thereof, or (c) any creditor or creditors of any Company other than Borrower shall commence against that Company any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for sixty (60) consecutive days.

           5A.08 MATERIAL ADVERSE CHANGE -- If there shall occur any event, condition or other thing that has a material adverse effect on the financial condition, properties or business operations of the Companies taken as a whole or on Banks' or NCB-Agent's ability to enforce any right arising under or in connection with this Agreement or any other Related Writing.

       5B. EFFECTS OF DEFAULT -- Notwithstanding any contrary provision or inference in this Agreement or in any Related Writing:

           5B.01 OPTIONAL DEFAULTS --If any Event Of Default referred to in subsections 5A.01 through 5A.05, both inclusive, or 5A.07 or 5A.08 shall occur and be continuing, Banks shall have the right in their discretion, by giving written notice to Borrower,

      (a) to terminate the Revolving Commitments (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and no Bank shall have any obligation thereafter to grant any Revolving Loan to Borrower, and

      (b) to accelerate the Maturity of all of the Subject Indebtedness and all other Debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than Debt, if any, already due and payable), and all such Debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

5B.02 AUTOMATIC DEFAULTS -- If any Event Of Default referred to in subsection 5A.06 shall occur,

      (a) the Revolving Commitments shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and no Bank shall have any obligation thereafter to grant any Revolving Loan to Borrower, and

      (b) all of the Subject Indebtedness and all other Debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than Debt, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

5B.03 OFFSETS -- If there shall occur or exist any Default Under This Agreement then, so long as that Default Under This Agreement exists, each Bank shall have the right at any time to set off against and to appropriate and apply toward the payment of the Subject Indebtedness then owing to it (and any participation purchased or to be purchased pursuant to subsection 5B.05), whether or not the same shall then have matured, any and all deposit balances then owing by that Bank to or for the credit or account of the Companies or any thereof, all without notice to or demand upon Borrower or any Subsidiary or any other person, all such notices and demands being hereby expressly waived; provided, however, that any such setoff, appropriation and application shall be subject to the provisions of section 5B.05 hereof. Each Bank shall promptly notify each other Bank after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

5B.04 SUBJECT LCs -- If the Maturity of the Subject Indebtedness shall be accelerated pursuant to subsection 5B.01 or 5B.02, Borrower shall immediately deposit with NCB-Agent, as security for Borrower's obligation to reimburse NCB-Agent and the Banks for any then outstanding Subject LCs, cash or acceptable marketable securities having a fair cash value equal to the sum of the aggregate undrawn balance of any then outstanding Subject LCs. For this purpose, acceptable marketable securities include only those referred to in clause (ii) of subsection 3D.02. The Borrower shall have no control over funds in such cash deposit account.

               5B.05 EQUALIZATION -- Each Bank agrees with the other Banks that if at any time it shall obtain any Advantage over the other Banks or any thereof in respect of the Subject Indebtedness it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the Subject indebtedness owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the Advantage) Ratably to the extent of the recovery. During the existence of any Event of Default, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any indebtedness for borrowed money owing by Borrower to any Bank shall be applied to the Subject Indebtedness owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other indebtedness for borrowed money owing to that Bank. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this section 5B.05 may exercise all of its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         6A. INDEMNITY: STAMP TAXES -- Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the Subject Indebtedness.

         6B. INDEMNITY: GOVERNMENTAL COSTS/LIBOR-RATE LOANS -- If

             (a) there shall be introduced or changed any treaty, statute, regulation or other law, or there shall be made any change in the interpretation or administration thereof, or there shall be made any request from any central bank or other lawful governmental authority, the effect of any of which events shall be to (1) impose, modify or deem applicable any reserve or special deposit requirements against assets held by or deposits in or Loans by any national banking association or other commercial banking institution (whether or not applicable to any Bank) or any Bank or
             (2) subject any Bank to any tax, duty, fee, deduction or withholding or (3) change the basis of taxation of payments due to any Bank from Borrower (otherwise than by a change in taxation of that Bank's overall Net Income), or (4) impose on any Bank any penalty in respect of any loans bearing interest at a LIBOR rate and

             (b) in that Bank's reasonable opinion any such event (1) increases (or, if the event were applicable to that Bank, would increase) the cost of making, funding or maintaining any loans at such rate or (2) reduces the amount of any payment to be made to that Bank in respect of the principal or interest on any loans bearing interest at such rate or other payment under this Agreement, then, within fifteen (15) business days of such Bank's written demand, Borrower shall from time to time pay Bank an amount equal to each such cost increase or reduced payment, as the case may be.

6C. INDEMNITY: FUNDING COSTS -- Borrower agrees to indemnify each Bank against any loss relating in any way to its funding of any loan bearing interest at a LIBOR rate paid before its stated Maturity (whether a prepayment or a payment following any acceleration of Maturity) and to pay that Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the Treasury Yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the Treasury Yield, all as determined by that Bank in its reasonable discretion. "Treasury Yield" means the annual yield on direct obligations of the United States having a principal amount and Maturity similar to that of the principal being paid.

6D. CREDIT REQUESTS -- Whenever Borrower shall revoke any Credit Request for a LIBOR loan, or shall for any other reason fail to borrow pursuant thereto or otherwise comply therewith, or shall fail to honor any prepayment notice, then, in each case on any Bank's written demand, Borrower shall pay each Bank such amount as will compensate it for any loss, cost or expense incurred by it by reason of its liquidation or reemployment of deposits or other funds.

6E. INDEMNITY: UNFRIENDLY TAKEOVERS -- Borrower agrees to indemnify each Bank and NCB-Agent (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by each Indemnitee relating to or arising out of any actual or proposed use of proceeds of the Revolving Loans in connection with the financing of an acquisition of any corporation or other business entity, PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

6F. INDEMNITY: GOVERNMENTAL COSTS/SUBJECT LCs -- If any change in any law or regulation or in the interpretation thereof shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement which would impose on NCB-Agent or any Bank any additional cost relating generally to the issuance or maintenance of letters of credit or specifically to the issuance or maintenance of any Subject LC, then, on written demand by NCB-Agent or the Bank in question, Borrower shall pay NCB-Agent or that Bank, as the case may be, the amount of each such additional cost.

6G. INDEMNITY: MISCELLANEOUS COSTS/SUBJECT LCs -- Borrower agrees to defend and indemnify NCB-Agent against, and to hold NCB-Agent harmless from, any loss, liability, damage, claim, cost, or expense relating to NCB-Agent's issuance or maintenance of any Subject LC or to NCB-Agent's payment of any draft drawn thereunder, excluding any such loss, liability, damage, claim, cost, or expense resulting from NCB-Agent's gross negligence or willful misconduct.

6H.  INDEMNITY: CAPITAL REQUIREMENTS -- If

       (a) at any time any governmental authority shall require any Bank (or any corporate shareholder of that Bank), whether or not the requirement has the force of law, to maintain, as support for that Bank's Revolving Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks" and 12 CFR 225 in respect of "bank holding companies") or otherwise, and

       (b) as a result thereof the rate of return on capital of that Bank or its shareholder or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to that Bank's Revolving Commitment, then and in each such case Borrower shall, on that Bank's demand, pay that Bank as an additional fee such amounts as will in that Bank's reasonable opinion reimburse that Bank or its shareholder for any such reduced rate of return.

6I. INDEMNITY: COLLECTION COSTS -- If any Event Of Default shall occur and shall be continuing, Borrower will pay the Banks and NCB-Agent such further amounts, to the extent permitted by law, as shall cover their respective costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of its counsel) incurred in collecting the Subject Indebtedness or in otherwise enforcing its rights and remedies in respect thereof.

6J. CERTIFICATE FOR INDEMNIFICATION -- Each demand by NCB-Agent or a Bank for payment pursuant to section 6A, 6B, 6C, 6D, 6E, 6F, 6G, 6H or 6I shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, each Bank may use reasonable averaging and attribution methods.

7A. BANK'S PURPOSE -- Each Bank represents and warrants to the other Banks and to Borrower that such Bank is familiar with the Securities Act of 1933 as amended and the rules and regulations thereunder and is not entering into this Agreement with any intention of violating that Act or any rule or regulation thereunder, it being understood, however, that each Bank shall at all times retain full control of the disposition of its assets.

7B. NCB-AGENT -- Each Bank irrevocably appoints NCB to be its agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to NCB-Agent or as are reasonably incidental to those delegated powers.

7B.01 NATURE OF APPOINTMENT -- NCB-Agent shall have no fiduciary relationship with any Bank by reason of this Agreement and the Related Writings, nor shall NCB-Agent have any duty or responsibility whatever to any Bank EXCEPT those expressly set forth in this Agreement and the Related Writings. Without limiting the generality of the foregoing, each Bank acknowledges that NCB-Agent is acting as such solely as a convenience to the Banks and not as a manager of the Subject Loans or Subject Indebtedness. This section 7B does not confer any rights upon Borrower or anyone else (EXCEPT NCB-Agent and the Banks), whether as a third party beneficiary or otherwise.

7B.02 NCB AS A BANK; OTHER TRANSACTIONS -- NCB's rights under this Agreement and the Related Writings shall not be affected by its serving as NCB-Agent. Subject to the terms and provisions of this Agreement, NCB and its affiliates may generally transact any banking, financial, trust advisory or other business with Borrower (including, without limitation, the acceptance of deposits, the extension of credit, forward exchange rate contracts, interest rate caps, swaps, collars and other like contracts and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to NCB's rights as a Bank under this Agreement and the Related Writings.

7B.03 INSTRUCTION FROM BANKS -- NCB-Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Related Writings (including, without limitation, collection and enforcement actions in respect of the Subject Indebtedness and any collateral therefor) EXCEPT that NCB-Agent shall take such action (or omit to take such action) as may be requested of it in writing by all the Banks unless NCB-Agent's counsel advises against doing so, which instructions and which actions and omissions shall be binding upon all the Banks; PROVIDED, that NCB-Agent shall not be required to act (nor omit any act) if, in its judgment, any such action or omission might expose NCB-Agent to liability or might be contrary to this Agreement, any Related Writing or any applicable law.

7B.04 BANKS' DILIGENCE -- Each Bank

        (a) represents and warrants that it has made its decision to enter into this Agreement and the Related Writings and

        (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Related Writings in each case without reliance on NCB-Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

7B.05 NO IMPLIED REPRESENTATIONS -- NCB-Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this

Agreement or anyone else (except for those made by NCB-Agent), whether made or implied by Borrower in this Agreement or any Related Writing or by a Bank in any notice or other communication or by anyone else or otherwise.

7B.06 SUB-AGENTS -- Except as otherwise provided herein, NCB-Agent may employ agents and shall not be liable (EXCEPT as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. NCB-Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, NCB's salaried employees, any employed by Borrower or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts.

7B.07 NCB-AGENT'S DILIGENCE -- NCB-Agent shall not be required (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Related Writing, (b) to make any inquiry into the properties, financial condition or operations of Borrower or any other matter relating to this Agreement or any Related Writing, (c) to report to any Bank any information (other than which this Agreement or any Related Writing expressly requires to be so reported) that NCB-Agent or any of its affiliates may have or acquire in respect of Borrower's properties, business or financial condition or any other matter relating to this Agreement or any Related Writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Related Writing.

7B.08 NOTICE OF DEFAULT -- NCB-Agent shall not be deemed to have knowledge of any Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any Related Writing.

7B.09 NCB-AGENT'S LIABILITY -- Neither NCB-Agent nor any of its directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts EXCEPT for gross negligence or willful misconduct or any action or failure to act in accordance with instructions from the Banks in accordance with this Agreement.

7B.10 COMPENSATION -- At the execution and delivery of this Agreement and annually thereafter so long as any Subject Loans are outstanding, Borrower shall pay NCB-Agent a fee to be determined by mutual agreement of Borrower and NCB-Agent. NCB-Agent shall receive no other compensation for its services as agent of the Banks in respect of this Agreement and the Related Writings, but Borrower shall reimburse NCB-Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such.

7B.11 DISBURSEMENTS -- Whenever NCB-Agent shall receive any funds in respect of the Subject Indebtedness or otherwise in respect of this Agreement or any Related Writing, whether from Borrower for the account of the Banks or from the Banks for the account of Borrower, NCB-Agent shall disburse the funds on the day the funds shall be deemed to have been received. NCB-Agent shall be entitled (but not obligated) to make a timely disbursement of loan proceeds to Borrower before actually receiving funds from the Banks (EXCEPT if and to the extent NCB-Agent shall have received written instructions to the contrary from any Bank or Banks) and to make a timely disbursement of payments to the Banks on a Ratable basis before actually receiving funds from Borrower. If the funds to be disbursed are not received by NCB-Agent on a timely basis, NCB-Agent at its option may (a) rescind the disbursement and require the disbursee to return the funds in question with interest or (b) require the party who failed to furnish the funds for disbursement on a timely basis to pay NCB-Agent interest thereon -- the interest in each case to be computed at the Federal Funds Rate and to be paid on demand.

     7B.12 NCB-AGENT'S INDEMNITY -- The Banks shall indemnify NCB-Agent (to the extent NCB-Agent is not reimbursed by Borrower) from and against any loss or liability (other than any caused by NCB-Agent's gross negligence or willful misconduct) incurred by NCB-Agent as such in respect of this Agreement or any Related Writing and from and against any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any Related Writing including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as NCB-Agent (unless it is determined in such proceeding that NCB- Agent shall have been grossly negligent or shall have engaged in willful misconduct); PROVIDED, that each Bank shall be liable for only its Ratable share of the whole loss or liability.

     7B.13 RESIGNATION -- NCB-Agent (or any successor) may resign as such at any time upon thirty (30) days prior written notice to Borrower and to each Bank, in which event all the Banks may, upon obtaining the prior written consent of Borrower, which consent will not be unreasonably withheld, appoint a successor agent by giving written notice thereof to Borrower and the resigning agent. In the absence of a timely appointment, NCB-Agent shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the next preceding sentence. In either case, the successor agent shall deliver its written acceptance of appointment to Borrower, to each Bank and to the former agent, whereupon the successor agent shall automatically acquire and assume all the rights and duties as those prescribed for NCB-Agent by this section 7B. Any resigning agent shall execute and deliver such assignments and other writings as the Successor agent may reasonably require to facilitate its becoming the successor agent.

7C. TRANSFER OF SUBJECT LOANS -- Each Bank shall have the right at any time or times to transfer its Subject Loans (or commitment to make the same) in whole or in part and without recourse to another financial institution, PROVIDED, in each such case, that the transferor and the transferee shall have complied with the following requirements:

    7C.01 PRIOR CONSENT -- No Subject Loans (or commitment to make the same) may be transferred, either in whole or in part, without the prior written consent of Borrower and NCB-Agent, neither of which consents shall be unreasonably withheld.

    7C.02 AGREEMENT -- The transferee shall execute and deliver to Borrower, NCB-Agent and each Bank (other than any transferor which thereafter will have no interest in any Subject Loans or any commitment to make the same) a counterpart of this Agreement and such additional amendments, assurances and other writings as NCB-Agent may reasonably require.

    7C.03 NOTE -- Borrower shall execute and deliver to the transferee an appropriate note or notes, as the case may be, and an appropriate release to the transferor.

    7C.04 PARTIES -- Upon satisfaction of the requirements of this section 7C,

            (a) the transferee shall become and thereafter be deemed to be a Bank for the purposes of this Agreement and

            (b) The transferor (i) shall continue to be a Bank for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in the Subject Loans (or commitment to make the same) and (ii) shall cease to be and thereafter shall no longer be deemed to be a Bank in the case of any transfer of its entire interest in the Subject Loans (or commitment to make the same).

8. INTERPRETATION -- This Agreement and the Related Writings shall be governed by the following provisions:

       8.01 WAIVERS -- The Banks and NCB-Agent may from time to time grant waivers and consents in respect of this Agreement or any Related Writing or assent to amendments thereof, but no such waiver, consent or assent shall be binding upon the Banks and NCB-Agent or any thereof unless (a) it shall have been reduced to writing, each such writing to be narrowly construed and (b) the waiver, consent or amendment shall have been approved and executed by all of the Banks and NCB-Agent. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Banks and NCB-Agent or any thereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other right, power or privilege, and each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as the party or parties exercising the same may deem expedient.

       8.02 CUMULATIVE PROVISIONS -- Each right, power or privilege specified or referred to in this Agreement or any Related Writing is in addition to and not in limitation of any other rights, powers and privileges that Banks and NCB-Agent may respectively otherwise have or acquire by operation of law, by other contract or otherwise. All rights, powers and privileges shall be deemed cumulative.

8.03 BINDING EFFECT -- The provisions of this Agreement and the Related Writings shall bind and benefit Borrower, NCB-Agent and each Bank and their respective successors and assigns, including each subsequent holder, if any, of the Revolving Notes or any thereof; PROVIDED, that no person or entity other than Borrower may obtain Revolving Loans and Borrower may not assign its rights or obligations hereunder without Banks' consent; and PROVIDED, FURTHER, that neither any holder of any Revolving Note or assignee of any Revolving Loan, whether in whole or in part, shall thereby become obligated thereafter to grant to Borrower any Revolving Loan.

8.04 SURVIVAL OF PROVISIONS -- All representations and warranties made in or pursuant to this Agreement or any Related Writing shall survive the execution and delivery of this Agreement and the Revolving Notes. The provisions of sections 6 and 7B.12 shall survive the payment of the Subject Indebtedness.

8.05 IMMEDIATE U.S. FUNDS -- Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

8.06 CAPTIONS -- The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

8.07 SUBSECTIONS -- Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) EXCEPT where the context clearly does not so permit.

8.08 ILLEGALITY -- If any provision in this Agreement or any Related Writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

8.09 OHIO LAW -- This Agreement and the Related Writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

8.10 INTEREST/FEE COMPUTATIONS -- All interest and all fees for any given period shall accrue on the first (1st) day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

8.11 NOTICE -- A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any Related Writing either upon the delivery of a writing to that effect (either in person or by transmission of a telecopy) to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, properly addressed to Borrower (Attention: chief financial officer or controller), with a copy to Ira
C. Kaplan, Esq., Benesch, Friedlander, Coplan and Aronoff, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114. No other method of actually giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to NCB-Agent or any Bank pursuant to this Agreement or any Related Writing shall be delivered (either in person or by transmission of a telecopy) to an Account Officer of that party. The Banks and NCB-Agent each agree to give prompt notice to the others whenever it gives any notice pursuant to section 5A or 5B. A notice or request by mail is properly addressed to a party when addressed to it at the address set forth opposite its signature below or at such other address as that party may furnish to each of the others in writing for that purpose. A telecopy is transmitted to a party when transmitted to the telecopy number set forth opposite that party's signature below (or at such other telecopy number as that party may furnish to the other in writing for that purpose).

8.12 ACCOUNTING TERMS -- Any accounting term used in this Agreement shall have the meaning customarily ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided by section 9 or elsewhere in this Agreement.

8.13 ENTIRE AGREEMENT -- This Agreement and the Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

8.14 WAIVER OF JURY TRIAL -- THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE RELATED WRITINGS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.15 LATE CHARGE; APPLICATION OF PAYMENTS -- If Borrower fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten
(10) days after its due date, Borrower will, in each case, incur and shall pay a late charge equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event Of Default under this Agreement. Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in that order, on an invoice by invoice basis in the order of their respective due dates, until paid in full, then to late charges and then to principal.

8.16 EXPENSES -- Borrower agrees to reimburse each Bank, on that Bank's demand from time to time, for any and all fees, costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of legal counsel) incurred by that Bank in connection with (a) preparing and reviewing any amendments or modifications to this Agreement or the Related Writings, (b) administering this Agreement and the Subject Indebtedness evidenced and contemplated hereby and by the other Related Writings, (c) any filing or recording fees, lien search fees, documentary stamp taxes or other like fees, taxes or charges, (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Banks, Borrower or any other Person) in any way relating to the Banks' collateral for the Subject Indebtedness, this Agreement or any of the other Related Writings or Borrower's affairs, but excluding any litigation between Borrower and Bank as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party or (e) any inspection, verification or protection of any of Banks' collateral for the Subject Indebtedness.
Borrower's reimbursement obligations hereunder shall constitute a part of Borrower's Debt.

8.17 JURISDICTION AND VENUE -- As part of the consideration for new value received, Borrower hereby consents to the jurisdiction of any state or federal court located within the state of Ohio and consents that all such service of process be made by registered or certified mail directed to such Borrower at the address set forth opposite its name and officer's signature on the execution page hereof and service so made shall be deemed to be completed upon actual receipt thereof. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder or in connection with any Related Writing and agrees not to assert any defense based on lack of jurisdiction or venue. Nothing contained herein shall affect the right of Banks or NCB-Agent to serve legal process in any other manner permitted by law or affect the right of Banks or NCB-Agent to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.18 AMBIGUITIES -- Borrower and Banks acknowledge that this Agreement and the Related Writings have been entered into in the context of free and understanding negotiations and are the product of individual bargaining, in a competitive market, between parties enjoying equal bargaining strength. In the event that a court is called upon to interpret any ambiguous provision in this Agreement or the Related Writings, Borrower and Banks agree that the ambiguity shall not be construed against Borrower or Banks simply because Borrower or Banks, or their respective agents or counsel, may have drafted such provision.

8.19 OTHER WAIVERS AND ACKNOWLEDGMENT -- Except as otherwise provided for in this Agreement or as required by applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Banks or NCB-Agent on which Borrower may in any way be liable and (ii) notice prior to taking possession or control of any collateral which might be required by any court prior to allowing Banks to exercise any of Banks' or NCB-Agent's remedies.

      Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, and Borrower acknowledges and agrees that (a) each of the waivers set forth herein, were knowingly and voluntarily made; (b) the rights of Banks and NCB-Agent hereunder shall be strictly construed in favor of Banks and NCB-Agent, as the case may be; and (c) no representative of Banks or NCB-Agent has waived or modified any of the provisions of this Agreement or any Related Writing as of the date hereof and no such waiver or modification following the date hereof shall be effective unless made in accordance with section 8.01 hereof.

9. DEFINITIONS -- As used in this Agreement and in the Related Writings, EXCEPT where the context clearly requires otherwise,

      ACCOUNT DEBTOR means a Person obligated in any way on or in connection with a Receivable;

      ACCOUNT OFFICER means that officer who at the time in question is designated by the Bank in question as the officer having primary responsibility for giving consideration to Borrower's requests for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

      ACCUMULATED FUNDING DEFICIENCY shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

      ADVANTAGE means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by a Bank in respect of any of the Subject Indebtedness if the payment results in that Bank's having less than its Ratable share of the Subject Indebtedness in question;

      AFFILIATE, when used with reference to any corporation (or other business entity) (the "subject") means, a corporation (or other business entity) or person that is in control of or under the control of or under common control (by another) with the subject; the term CONTROL meaning the direct or indirect power to direct the management or policies of the subject or the Affiliate or both (as the case may be), whether through the direct or indirect ownership of voting securities, by contract or otherwise;

      AGREEMENT means this Agreement and includes each amendment, supplement or restatement, if any, to this Agreement;

AVAILABILITY means (a) the lesser of the aggregate of the Revolving Commitments or the Borrowing Base minus (b) the aggregate unpaid principal amount of the Revolving Loans outstanding at the time of reference plus the aggregate undrawn balance of the Subject LCs and any unreimbursed drawings pursuant to the Subject LCs (to the extent PR Loans have not been advanced by Banks in respect thereof pursuant to subsection 2B.18) plus the amount of any Subject LCs to be issued pursuant to any unfilled Credit Request under subsection 2C.04;

BANK means one of the banking institutions that is a party to this Agreement;

BANKING DAY means (a) in the case of a LIBOR Loan, a day on which banks in the London interbank market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business in Cleveland and (b) in any other case, any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio are generally closed and do not conduct banking business;

BORROWER means Sudbury, Inc., a Delaware corporation;

BORROWING BASE is defined in subsection 2B.14;

BORROWING BASE REPORT means a report furnished by Borrower pursuant to clause
(d) of subsection 3A.01;

COMPANY refers to Borrower, Cast-Matic Corporation, Frisby P.M.C., Incorporated, Industrial Powder Coatings, Inc., Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., Wagner Castings Company or Wagner Havana, Inc., as the case may be;

CONVERSION DATE shall have the meaning ascribed to that term in subsection 2A.08(a);

CREDIT REQUEST means a request made pursuant to subsection 2B.02 or 2C.04, as the case may be;

DEBT means, collectively, all liabilities (including principal, interest, fees, charges, expenses and any other amounts) of the party or parties in question to the Banks and NCB-Agent or any thereof, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, whether incurred directly to the Banks and NCB-Agent of any thereof or acquired by purchase, pledge or otherwise, and whether participated to or from the Banks and NCB-Agent or any thereof in whole or in part; and in the case of Borrower includes, without limitation, the Subject Indebtedness;

DEFAULT UNDER ERISA means (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any of any of the Companies' Pension Plans, (b) any material failure by a Company to make a lull and timely payment of PBGC premiums required by ERISA for insurance against any employer's liability in respect of any such plan, (c) any material breach of a fiduciary duty by a Company or any trustee in respect of any such plan or (d) the existence of any action by the PBGC for the forcible termination of any such plan;

DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes (or which with the lapse of any applicable grace period or the giving of notice or both would constitute) an Event Of Default referred to in section 5A and which has not been appropriately waived in writing in accordance with this Agreement or corrected to Banks' full satisfaction;

DISTRIBUTION means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of Borrower) given by a Company for the purchase, acquisition, redemption or retirement of any capital stock of the Company or as a dividend, return of capital or other distribution in respect of the Company's capital stock and DISTRIBUTE means to make a Distribution;

ELIGIBLE INVENTORY means all of the Companies' Inventory that constitutes raw materials (excluding packaging) and, except as set forth below, first quality finished goods and that: (a) is not, in NCB-Agent's reasonable judgment, defective, slow-moving, obsolete or unmerchantable; (b) does not constitute work-in-process Inventory; (c) upon which NCB-Agent, for the benefit of the Banks, has a first priority perfected security interest and with respect to which the Companies have delivered landlords' waivers and/or bailee letters satisfactory in form and substance to NCB-Agent and the Banks; and (d) NCB-Agent otherwise deems eligible as the basis for Revolving Loans based on such other credit and collateral considerations as NCB-Agent may from time to time establish in its reasonable discretion.

ELIGIBLE RECEIVABLES means those Receivables in which NCB-Agent, for the benefit of the Banks, has a first priority and, except as set forth below with respect to the Metzeler Gimetall of Germany and Ford of Germany Receivables, perfected security interest and which are not ineligible as the basis for Revolving Loans, based on the following criteria and on such other criteria as NCB-Agent may from time to time establish in its reasonable discretion. Banks acknowledge that their security interest in the Receivables of Metzeler Gimetall of Germany and Ford of Germany does not have to be perfected in Germany to render those Receivables eligible. Without intending to limit NCB-Agent's discretion to establish other criteria of eligibility, Eligible Receivables shall NOT include any Receivable:

       (a)(i) in the case of Receivables relating to invoices that are issued without extended terms, if more than ninety (90) days have elapsed since the date of the original invoice; or

(a)(ii) in the case of Receivables relating to invoices that are issued on extended terms (i.e. they have a due date that is equal to or more than ninety
(90) days from their invoice date) if more than sixty (60) days have elapsed since the due date or if more than one hundred fifty (150) days have elapsed since the date of the original invoice; or,

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

(c) with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a Progress Billing or as to which any Company has extended the time for payment without the consent of the NCB-Agent; for the purpose hereof, "Progress Billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon any Company's completion of any further performance under the contract or agreement;

(e) as to which any one or more of the following events has occurred with
respect to the Account Debtor on such Receivable:   death or judicial
declaration of incompetency of an Account Debtor who is any individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if the aggregate dollar amount of all Receivables owed by the Account Debtor thereon exceeds a credit limit determined by NCB-Agent in its sole discretion, but only to the extent such Receivable exceeds such limit;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof except to the extent that (A)(i) such Receivable is secured or payable by letter of credit or acceptance terms acceptable to NCB-Agent; and (A)(ii) NCB-Agent, for the benefit of the Banks, has obtained a first priority perfected security interest in the proceeds of drawings under such letters of credit or acceptance or (B) such Receivable is owed by a Canadian Account Debtor that has neither its chief executive office nor any of its business operations located in the Provence of Quebec but only then to the extent the Receivable has been reduced by the amount of any Canadian taxes that may be due from the applicable Company in connection with receipt of payment of the Receivable;

(h) owed by the Borrower, any Company or by any Account Debtor which is an Affiliate of the Borrower other than General Products Delaware Corporation, a Delaware corporation;

(i) except as provided in clause (k) below, as to which either perfection, enforceability, or validity of the security interest of NCB-Agent in such Receivable, or NCB-Agent's right or ability to obtain direct payment to NCB-Agent, for the benefit of the Banks, of the proceeds of such Receivable, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) which is owed by an Account Debtor to which any of the Companies is indebted in any way, or which is subject to any right of set-off by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to NCB-Agent to waive set-off rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Receivable due from such Account Debtor but in each such case referred to in this subparagraph
(j) only to the extent of such indebtedness, set-off, dispute, or claim; for the purposes of this calculation an amount of $500,000 will be used, and may be reasonably adjusted by NCB-Agent from time to time;

(k) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect, for the benefit of the Banks, NCB-Agent's security interest therein, have been complied with to NCB-Agent's satisfaction with respect to such Receivable;

(l) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which NCB-Agent determines that NCB-Agent's security interest therein, for the benefit of the Banks, is not or cannot be perfected;

      (m) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

      (n) which is evidenced by a promissory note or other instrument or by chattel paper;

      (o) if NCB-Agent believes in its reasonable credit judgment that the prospect of collection of such Receivable is impaired or that the Receivable may not be paid by reason of the Account Debtor's financial inability to pay;

      (p) all Receivables owing by a single Account Debtor, if fifty percent (50%) or more of the balance of all Receivables owing by such Account Debtor to any Company is ineligible by reason of either of the criteria set forth in clause (a) above;

      (q) which is subject to any contra account, any chargeback, deduction, unapplied credit or accrual allowance or rebate, but only then to the extent of any such contra account, chargeback, deduction, unapplied credit, accrual allowance or rebate;

      (r) owed by Metzeler Gimetall of Germany or Ford of Germany to any Company to the extent that (i) all such Receivables owed by them exceed at any given time the aggregate amount of $4,000,000.00 or (ii) any such Receivable contains payment terms of more than ninety (90) days after the invoice date; or

      (s) which arises out of a floor planning or similar financing arrangement.

ENVIRONMENTAL LAW means the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous present or future federal, state or local statutes and the regulations promulgated pursuant thereto;

ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

EVENT OF DEFAULT is defined in section 5A;

EXISTING REVOLVING FACILITY means the loans evidenced by a certain Loan and Security Agreement dated as of May 28, 1993 between and among Borrower, certain of Borrower's

Subsidiaries, BA Business Credit, Inc. (individually and as Agent) and NCB (and participated in by Star Bank, National Association), as the same has been amended from time to time;

EXPIRATION DATE means the date referred to as such in subsection 2A.02, EXCEPT that in the event of any extension pursuant to subsection 2A.05, "Expiration Date" shall mean the latest date to which the Revolving Commitments shall have been so extended;

FEDERAL FUNDS RATE means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by NCB-Agent to be the opening Federal Funds Rate per annum paid or payable by it on the day in question in its regional federal funds market for overnight borrowings from other banking institutions;

FIXED CHARGE RATIO shall have the meaning ascribed to that term in subsection 3B.04;

FUNDED INDEBTEDNESS means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve (12) months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one (1) year after the date of determination, (b) any capitalized lease, (c) any Guaranty of Funded Indebtedness owing by another person or entity and (d) any long-term indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; PROVIDED, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve (12) months after the date of determination shall be considered current indebtedness rather than Funded Indebtedness for the purposes of section 3B but shall be considered Funded Indebtedness for all other purposes;

GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's Most Recent 4A.04 Financial Statements;

GUARANTOR means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and GUARANTY means the obligation of a Guarantor;

INITIAL FUNDING DATE means the date of the initial disbursement of loan proceeds pursuant to this Agreement by Banks;

INSIDER, as applied to Subordinated indebtedness, refers to any person (a)(i) who is a director or officer of a Company or (ii) who is the record and beneficial owner of ten percent (10%) or more of a Company's capital stock or
(iii) who is a member of the immediate family of any such director, officer or stockholder, and (b) at the time in question, to whom Subordinated indebtedness is owed;

INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent's creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshaling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and "Insolvency Action" includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

INVENTORY means, collectively, all goods which at the time in question are owned by a Company and are held for sale or lease, or furnished (or to be furnished) by a Company to another party under a contract of service or sale, or used or consumed (or to be used or consumed) in a Company's business and includes, without limitation, all raw materials, work in process, finished goods, supplies, parts and packing materials but excludes leases which are included among Receivables;

LEVERAGE RATIO shall have the meaning ascribed to that term in subsection
3B.02;

LIBOR CONTRACT PERIOD is defined in subsection 2B.07;

LIBOR LOAN means a Subject Loan having a LIBOR Contract Period described in subsection 2B.07 and bearing interest in accordance with subsection 2B.11;

LIBOR PRE-MARGIN RATE means the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent (1/16%), as determined by NCB-Agent, which equals the average rate per annum at which deposits in United States dollars are offered for deposits of the Maturity and amount in question, at 11:00 A.M. London time (or as soon thereafter as practicable) two Banking Days prior to the first (1st) day of the LIBOR Contract Period in question, to NCB by prime Banking institutions in any Eurodollar market reasonably selected by NCB;

MARGIN means the applicable margin defined in subsection 2B.11;

MATURITY means, when used with reference to a Subject Loan, the date (whether occurring by lapse of time, acceleration or otherwise) upon which that Subject Loan is due;

MOST RECENT 4A.04 FINANCIAL STATEMENTS means Borrower's most recent financial statements that are referred to in subsection 4A.04 delivered prior to the date of this Agreement;

NCB means National City Bank;

NET AMOUNT OF ELIGIBLE RECEIVABLES means the gross amount of Eligible Receivables less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed;

NET INCOME means net income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset;

NOTEHOLDERS means the holders of those certain 8-3/5% Senior Subordinated Pay-In-Kind Notes due 1997 issued pursuant to an Indenture dated as of September 1, 1992 between Borrower and IBJ Schroder Bank and Trust Company, as trustee;

PBGC means the Pension Benefit Guaranty Corporation;

PENSION PLAN means a defined benefit plan (as defined in section 3(35) of ERISA) of a Company that is subject to Title IV of ERISA and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of the Companies' employees;

PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company or partnership or any other entity;

PR LOAN means a Revolving Loan maturing in the manner described in the first sentence of subsection 2B.08 and bearing interest in accordance with subsection 2B.10;

PRIME RATE means the fluctuating rate of interest which is publicly announced from time to time by NCB at its principal place of business as being its "Prime Rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from NCB on fluctuating rate loans;

PROFORMA COVENANT COMPLIANCE means compliance by Borrower with the general financial standards contained in Section 3B of this Agreement as of the time of the event in question and based upon the Projections delivered by Borrower in contemplation of such event;

PROGRESS BILLINGS shall have the meaning ascribed to that term in clause (d) of the definition of Eligible Receivable herein;

PROJECTIONS shall have the meaning ascribed to that term in subsection
3A.01(f);

RATABLE and RATABLY mean in the proportion that the Subject Loan is divided among the Banks as set forth in section 2;

RECEIVABLE means a claim of any Company for money due or to become due, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and any proceeds of the foregoing and any right, title and interest in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit and all rights of an unpaid seller thereof;

RELATED WRITING means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, Credit Request, officer's certificate or other writing of any kind which is delivered to Banks and NCB-Agent or any thereof and which is relevant in any manner to this Agreement or any other Related Writing and includes, without limitation, the Revolving Notes and the other writings referred to in sections 3A and 4A;

REPORTABLE EVENT has the meaning ascribed thereto by ERISA other than any event as to which the requirement of notifying PBGC has been waived by regulation;

REPRICING EVENT means an acquisition or divestiture by any Company, a breach of any covenant or agreement contained in this Agreement or any Related Writing, a stock repurchase or public or private stock or debt offering by any Company;

REVOLVING COMMITMENT means the commitment of a Bank to extend credit to Borrower pursuant to sections 2A and 2B of this Agreement and upon the terms, subject to the conditions and in accordance with the other provisions of this Agreement;

REVOLVING LOAN means a loan obtained by Borrower pursuant to subsections 2A and 2B of this Agreement and evidenced by a Revolving Note;

REVOLVING NOTE means a note executed and delivered by Borrower and being in the form and substance of EXHIBIT B with the blanks appropriately filled;

SARDAS OPTIONS means (i) the options to purchase shares of stock of Borrower which Jacques R. Sardas has pursuant to an Amended Employment Agreement dated January 13, 1992 between Borrower and Mr. Sardas (without giving effect to any amendments or supplements thereto or other modifications thereof, after the date of this Agreement) as well as a certain Non-Statutory Stock Option Agreement between such parties dated as of September 1, 1992

(without giving effect to any amendments or supplements thereto or other modifications thereof, after the date of this Agreement) and any other agreement providing for the employ of Mr. Sardas beyond the term of his existing employment agreement or any other agreement and which options with respect to which he has a right to cause Borrower to make payment to him in cancellation of such options in certain circumstances described in such agreements and (ii) any shares of stock of Borrower issued from time to time to Mr. Sardas upon the exercise of such options;

SERIES means a borrowing obtained by Borrower from the Banks pursuant to this Agreement and divided Ratably among the Banks and includes, without limitation, a borrowing the proceeds of which represent new money to Borrower and a borrowing the proceeds of which are applied to other Subject Loans at the stated Maturity thereof;

SUBJECT INDEBTEDNESS means, collectively, the principal of and interest on the Revolving Loans, the principal of and interest on any term loans relating to Borrower's exercise of its Term Out Option and all fees and other liabilities, if any, incurred by Borrower to Banks and NCB-Agent or any thereof pursuant to this Agreement or any Related Writing;

SUBJECT LC means a standby letter of credit as defined in Section 2C;

SUBJECT LOAN means any loan obtained by Borrower pursuant to this Agreement;

SUBORDINATED, as applied to any liability of Borrower, means a liability which at the time in question is subordinated (by written instrument in form and substance satisfactory to Banks) first in favor of the prior payment in full of the Subject Indebtedness and then, subject to the prior payment in full of the Subject Indebtedness, in favor of the prior payment in full of all of Borrower's other Debt, if any, to the Banks and NCB-Agent or any thereof;

SUBSIDIARY means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another "Subsidiary" of that corporation or any combination of the foregoing;

SUPPLEMENTAL SCHEDULE means the schedule incorporated into this Agreement as Exhibit A;

TANGIBLE NET WORTH means the excess (as determined in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without any consideration to any re-appraisal or write-up of assets except those reflected on the Most Recent 4A.04 Financial Statements) of the Companies' consolidated tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, good will and treasury shares) over the Companies' consolidated Total Liabilities;

      TERM OUT OPTION shall have the meaning ascribed to that term in subsection 2A.08;

      TERM MATURITY DATE shall have the meaning ascribed to that term in subsection 2A.08(b);

      TOTAL LIABILITIES means the aggregate (without duplication) of all liabilities of the Companies in question and includes, without limitation, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of its property even if the full faith and credit of it is not pledged to the payment thereof, (b) any indebtedness for borrowed money or Funded Indebtedness if a Company is a Guarantor thereof and (c) any Subordinated indebtedness; PROVIDED, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

      the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

10. EXECUTION - This Agreement may be executed in one or more counterparts, each counterpart to be executed by Borrower, by NCB-Agent and by one or more or all of the Banks. Each such executed counterpart shall be deemed to be an executed original for all purposes but all such counterparts taken together shall constitute but one agreement, which agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

Address:                                    SUDBURY, INC.
 30100 Chagrin Blvd., Suite #203
 Cleveland, Ohio 44124
Telecopy: 216/464-4429                      By:/s/ Mark E. Brody
                                               -------------------------
                                            Printed Name: Mark E. Brody
                                            Title: Vice President and
                                                    Chief Financial Officer

Address:                                    NATIONAL CITY BANK
  1900 East Ninth Street
  Attn: Metro/Ohio Division
  Cleveland, Ohio 44114-3484                By:/s/ James R. Myers
Telecopy: 216/575-9396                         -------------------------
                                            Printed Name: James R. Myers
                                            Title:  Vice President

Address:                                   NATIONAL CITY BANK, as Agent
 1900 East Ninth Street
 Attn: Metro/Ohio Division
 Cleveland, Ohio 44114-3484                By: /s/ James R. Myers
Telecopy: 216/575-9396                        ----------------------------
                                           Printed Name:  James R. Myers
                                           Title:  Vice President




Address:                                   STAR BANK, National Association
 1350 Euclid Avenue, Suite 220
 Mail Location 4432
 Cleveland, Ohio 44115                     By: /s/ John D. Barrett
Telecopy: 216/623-9289                        ----------------------------
                                           Printed Name:   John D. Barrett
                                           Title:  Vice President